UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COTY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 23, 2021

TO OUR STOCKHOLDERS:
On behalf of the Board of Directors and Executive Committee of Coty Inc., I cordially invite you to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Coty Inc. to be held via live audio webcast over the Internet at www.virtualshareholdermeeting.com/coty2021, at 8:30 a.m., Eastern Time, on Thursday, November 4, 2021.
In connection with changes during fiscal year 2021, the composition of the Board of Directors has evolved and some executive leadership changes have been made. On September 1, 2020, Sue Nabi, a recognized global innovator and beauty industry entrepreneur, became our Chief Executive Officer. Sue has actively built out a strong and diverse executive leadership team, with a female majority on the Executive Committee. In December 2020, Mariasun Aramburuzabala Larregui and Anna Adeola Makanju were appointed to our Board of Directors with both joining the Board on December 18, 2020. Paul S. Michaels stepped down as a director on December 18, 2020 after joining the Board in 2015. As a result of these changes, Coty’s Board of Directors has a majority of female directors (seven of the thirteen directors).
Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement that follow.
It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card or following the voting instruction accompanying these materials, as described below. If you wish to vote in accordance with directors’ recommendations, all you need to do is sign, date and return the card or voting instruction.
Please vote over the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope whether or not you plan to attend the virtual Annual Meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/coty2021 on the meeting date. If you virtually attend the Annual Meeting and wish to vote at the Annual Meeting, you may do so by revoking your proxy at any time so long as you are the holder of record of your shares. If you are not the holder of record, you must follow your broker’s procedures for obtaining a legal proxy in order to vote your shares at the Annual Meeting.
Thank you for your support.

Sincerely,

Peter Harf
Chairman of the Board

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
September 23, 2021
To Coty Inc. Stockholders:
The Annual Meeting of Coty Inc. (the “Company”) will be held via audio webcast over the Internet at www.virtualshareholdermeeting.com/coty2021 at 8:30 a.m., Eastern Time, on Thursday, November 4, 2021 (the “Annual Meeting”). This means that you can attend the Annual Meeting online, vote your shares electronically and submit questions during the online meeting by visiting the above mentioned Internet site. The principal business of the Annual Meeting will be the consideration of the following matters:
1.To elect the thirteen directors named in this proxy statement;
2.    To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
3.    To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022; and
4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
This proxy statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the Annual Meeting. The close of business on September 10, 2021 has been fixed as the date for determining the holders of shares of the Company’s Class A Common Stock and Series B Convertible Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Kristin Blazewicz
Chief Legal Officer & Secretary
WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY. YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 4, 2021: The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended June 30, 2021 are available at materials.proxyvote.com/222070.

COTY INC.
350 Fifth Avenue
New York, New York 10118

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2021

These proxy materials are being made available to you electronically or, if you have requested, printed versions of these materials, have been delivered to you by mail in connection with the solicitation of proxies by the Board of Directors of Coty Inc. (the “Company”, “we” or “us”), a Delaware corporation, for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m. Eastern Time (“ET”) on Thursday, November 4, 2021 via the Internet at www.virtualshareholdermeeting.com/coty2021.
When used in these proxy materials, the term “includes” and “including” means, unless the context otherwise indicates, including without limitation.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials and Voting Information
1.    What are proxy materials?
A proxy statement is a document which includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares (your “shares”) of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and/or of the Company’s Series B Convertible Preferred stock, par value $0.01 per share (“Series B Preferred Stock”), at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021) (“Annual Report”), and the proxy card or a voting instruction card for the Annual Meeting.
This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”), and made these proxy materials and the Notice available online, on or about September 23, 2021 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder, you are invited to attend the virtual audio Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.
2.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the close of business on September 10, 2021 (the “Record Date”).
4.    I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, is intended to provide extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker.
We will promptly deliver to a stockholder who received one copy of the Notice as a result of “householding” a separate copy upon the stockholder’s written or oral request directed to Investor Relations at Coty Inc., 350 Fifth Avenue, New York, New York 10118 or (212) 389-7300.
5.    Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our Class A Common Stock and Series B Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 816,065,849 shares of Class A Common Stock issued and outstanding and 714,424 shares of Series B Preferred Stock issued and outstanding.
Holders of the Series B Preferred Stock are entitled to vote with the holders of the Class A Common Stock on an “as converted” basis as set out in the Certificate of Designations for the Series B Preferred Stock (“Series B Certificate of Designations”). The Series B Preferred Stock is convertible, in whole or in part, at any time at the option of the holder, into shares of Class A Common Stock at an initial conversion rate of 160.2564 shares of Class A Common Stock per share of Series B Preferred Stock, subject to certain anti-dilution adjustments and accounting for accrued dividends through the designated date, as described in the Series B Certificate of Designations. As of the Record Date, the Series B Preferred Stock is convertible in the aggregate into 125,154,133 shares of Class A Common Stock and provides 125.154133 votes per share of Series B Preferred Stock.
Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees (Ms. Ford and Mr. Huth). In addition, pursuant to the Investment Agreement (as defined below), the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees. See “Certain Relationships and Related Party Transactions — Relationship with KKR”.
Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of those shares and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

6.    What items of business will be voted on at the Annual Meeting? How does the Board of Directors (the “Board”) recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes (for Director Elections)	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of Directors	For all, withhold all, or for all except.
A plurality of votes — nominees receiving the highest number of affirmative votes will be elected (up to the total number of available board seats).
A majority of the Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees (Ms. Ford and Mr. Huth).
			No effect.	No effect.	Our Board recommends a vote FOR each director nominee.
Proposal 2: Approval of Advisory Resolution on Named Executive Officer Compensation	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.
Proposal 3: Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	Brokers have discretion to vote.	Our Board recommends a vote FOR ratification of the appointment of Deloitte.
The advisory resolutions to approve named executive officer compensation (Proposal 2) is not binding on the Company. However, the Remuneration and Nomination Committee (the “RNC”), which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will take into account the outcome of the vote when making future compensation and governance decisions.
7.    How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?
If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail by following the instructions set forth below:
Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign and return the proxy card by mail to Coty Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.
Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/coty2021. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
The procedures for voting online, by telephone, by mail and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
8.    Is there a deadline for submitting proxies electronically or by telephone or mail?
Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. ET on November 3, 2021.
Proxies submitted by mail must be received before the close of the Annual Meeting on November 4, 2021.
Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.
9.    What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy but do not provide specific voting instructions, your shares will be voted:
1.    FOR the election of each nominee as director;
2.    FOR the advisory resolution on the compensation of our named executive officers; and
3.    FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm.
    If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
10.    What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Under the rules of the NYSE, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters but not on non-routine matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1); and the advisory resolution to approve named executive officer compensation (Proposal 2), which are considered non-routine matters. Only the ratification of the appointment of the independent registered public accounting firm (Proposal 3) is considered a routine matter.
11.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have authority to vote on the non-discretionary item and has not received voting instructions from its clients.

Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under Delaware law, they will have no effect on the approval of Proposals 1 and 2, except where brokers may exercise their discretion on routine matters, as discussed above.
12.    What constitutes a quorum?
A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock and Series B Preferred Stock entitled to vote and voting together as a single class at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine if a quorum is present.
13.    What can I do if I change my mind after I vote my shares? Can I revoke my proxy?
At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:
•giving written notice to our Corporate Secretary revoking your proxy;
•by submitting a later-dated proxy by telephone or electronically before 11:59 p.m. ET on November 3, 2021;
•by a later-dated mailed proxy received before the close of the Annual Meeting on November 4, 2021; or
•by voting online at the Annual Meeting.
14.    Who will count the vote?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
15.    May I see a list of stockholders entitled to vote as of the Record Date?
A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the meeting. During the Annual Meeting, such list will be available for examination at www.virtualshareholdermeeting.com/coty2021.
16.    How do I attend the Annual Meeting virtually?
We will host the Annual Meeting live online via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/coty2021. The webcast will start at 8:30 a.m. ET. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your proxy materials or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/coty2021. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
17.     Why is the Annual Meeting a virtual, online meeting?
As we have done in prior years, our Annual Meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live audio webcast. By conducting our annual meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting. Moreover, in light of the ongoing COVID-19 pandemic, a virtual-only meeting also enables our management, directors and all stockholders to safely participate.

18.    Who will pay the cost of solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
19.    How can I access the Notice, Proxy Statement and Annual Report? How can I sign up for electronic delivery of proxy materials?
Our Proxy Statement (including the Notice) and Annual Report are available at materials.proxyvote.com/222070.
These proxy materials are also available in the “Investor Relations” section of our website: www.coty.com within the “Reports & Filings” subsection. Instead of receiving future copies of our Proxy Statement (including the Notice) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.
If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of this service.
Any stockholder who would like to receive a copy of our Annual Report, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coty Inc., 350 Fifth Avenue, New York, New York 10118. Our copying costs will be charged if copies of exhibits to the Annual Report are requested.

ENVIRONMENT, SOCIAL and GOVERNANCE (“ESG”)
Environmental & Social Progress
We launched our sustainability strategy, Beauty That Lasts, in February 2020. This strategy was guided by the United Nations’ Sustainable Development Goals. The United Nations Sustainable Development Goals (“SDGs”) were established in 2015 as a framework to solve the world’s most challenging social and environmental issues by 2030. We want to ensure our efforts contribute to global progress and we have identified priority SDGs that we can have the biggest impact on.
Our strategy is structured around three pillars: The Beauty of Our Product, Our People and Our Planet. These areas are important to our stakeholders, and are the areas where we believe we can make the biggest impact. Within each area, we have set time-bound targets to accelerate our progress. We are working to reinforce our strategy to reflect the pace of social and environmental change required and meet the evolving needs of our stakeholders.
We are committed to achieving gender equality and the empowerment of women. Our target is to achieve gender balance in our leadership positions by 2025. Already, we have reached a female majority on our Board of Directors and on our Executive Committee, while women hold 40% of our leadership positions.
Throughout our own operations, we aim to build efficiencies to protect the precious resources of our planet and ensure we create a clean and safe environment. We are doing this by committing to reduce our carbon emissions by 30% across our value chain by 2030, and building a better understanding of our water footprint and waste generation across our supply chain.
Our goal is to ensure our products are manufactured and consumed sustainably. As part of this, we aim to send zero waste to landfill and recycle 80% of waste generated by our factories and distribution centers by 2030.
In the last three years through 2020, we have already reduced our Scope 1 and 2 emissions by over 30%. Additionally, in 2021, we announced our partnership with LanzaTech to to produce ethanol from captured carbon emissions, with the goal of having the majority of our fragrance portfolio using ethanol sourced from carbon-capture by 2023.
We are also committed to creating simpler, and more sustainable products across our portfolio, without compromising on our high safety standards. To do this, many of our brands are expanding or reformulating their product ranges, including Calvin Klein, COVERGIRL, Sally Hansen, philosophy, and Kylie Cosmetics.
During fiscal 2021, we affirmed our commitment to ESG matters by including our goal of becoming a beauty leader in sustainability as one of the six strategic pillars driving our overall business strategy.
Governance
Our sustainability strategy is led by our Chief Corporate Affairs Officer, with the sustainability team reporting into this role. The Sustainability Steering Committee, comprised of Executive Committee members, is responsible for overseeing the Company’s sustainability strategy, targets and progress. Progress is reported to the Executive Committee, which has the responsibility of reviewing the strategy and allocating resources accordingly. Our Board of Directors receives regular updates on progress and has general oversight over our sustainability policies, particularly as they become increasingly integrated into our overall strategy and periodic reporting.
We have also updated our corporate governance at Board level to reflect the Company’s deep commitment to fair representation. Our Remuneration and Nomination Committee Charter now includes diversity, equity and inclusion as a key priority for leadership, and management reports to the RNC on its progress on a quarterly basis.
For more information about our global sustainability initiatives and strategies, Beauty That Lasts, our most recent sustainability report is available on our website www.coty.com/sustainability. The content of our sustainability reports and information on the Company’s website are not incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC.
CORPORATE GOVERNANCE
We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people and products. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of stockholders and allows us to be a good corporate citizen in each of the countries where we do business.

Principles of Corporate Governance and Code of Business Conduct
Our Board has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management. These practices are set forth in our Principles of Corporate Governance. We also have a Code of Business Conduct (the “Code”) applicable to all our employees, officers and directors, including the Chief Executive Officer (“CEO”), the Chief Financial Officer and other senior officers. These documents and any future waivers of provisions of the Code granted to any senior officer or any material amendments to the Code may be found as promptly as practicable, in the “Investor Relations” section of our website: www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents” as may be required under applicable SEC and NYSE rules. The Principles of Corporate Governance and charters for the Audit and Finance Committee (the “AFC”) and the RNC may be found under the heading “Committees” within the “Corporate Governance” subsection. Stockholders may also contact Investor Relations at 350 Fifth Avenue, New York, New York 10118 or call (212) 389-7300 to obtain hard copies of these documents without charge.
Controlled Company Status
As previously disclosed, on April 30, 2019, Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Cottage Holdco”) and a subsidiary of JAB Holdings B.V. (“JAB Holdings”) (collectively with certain of its affiliated entities, “JAB Group”), acquired, pursuant to a tender offer (the “JAB Tender Offer”), 150,000,000 shares of Class A Common Stock at a purchase price of $11.65 per share, for aggregate consideration of approximately $1,747,500,000. Following the consummation of the JAB Tender Offer, JAB Group owns approximately 60% of the issued and outstanding Class A Common Stock and related voting power. As a result, the Company will be deemed a “controlled company” for purposes of the governance rules of the NYSE for so long as more than 50% of the voting power is held by an individual, a group or another company. As a controlled company, we are not required under those rules to maintain a Board of Directors with a majority of independent directors or a nominating/corporate governance committee or a compensation committee composed entirely of independent directors. The Company has, however, currently decided not to take advantage of these exemptions, and the Board continues to have a majority of independent directors and the RNC continues to be composed entirely of independent directors. In addition, under the terms of the Stockholders Agreement (as defined and discussed below), the parties thereto have agreed, among other things, that, for so long as the Stockholders Agreement is in effect, they will take all necessary actions within their control to maintain no fewer than four directors on the Company’s Board of Directors who are independent and also disinterested as it relates to Cottage Holdco and JAB Group.
Series B Preferred Stockholders
Pursuant to the terms of the Investment Agreement, dated as of May 11, 2020 and as amended on June 1, 2020 (the “Investment Agreement”), by and between the Company and KKR Rainbow Aggregator L.P., a Delaware limited partnership (the “KKR Investor”), the Company issued and sold 1,000,000 shares of Series B Convertible Preferred Stock to the KKR Investor for an aggregate purchase price of $1.0 billion. The Company completed the issuance and sale in two tranches, with 750,000 shares of Series B Convertible Preferred Stock issued and sold to the KKR Investor on May 26, 2020 and 250,000 shares of Series B Convertible Preferred Stock issued and sold to the KKR Investor on July 31, 2020.
On August 27, 2021, the KKR Investor and affiliated investment funds sold 146,057 shares of Series B Preferred Stock to HFS Holdings S.à r.l, a private limited liability company incorporated under the laws of Luxembourg that is beneficially owned by Peter Harf, Chairman of the Company.
On September 10, 2021, KKR completed an underwritten sale of 50,000,088 shares of Class A Common Stock of Coty Inc. following the conversion of 285,576 shares of Series B Convertible Preferred Stock. Following the completion of the offering, KKR owns 568,367 shares of our Series B Convertible Preferred Stock, representing (assuming full conversion of such Series B Convertible Preferred Stock held by KKR and no other changes to our capital structure) approximately 10.9% of our outstanding Class A Common Stock based on the liquidation preference and accrued dividends on such Series B Convertible Preferred Stock as of September 10, 2021.

As a result of its beneficial ownership of Series B Preferred Stock, the KKR Investor may be deemed to beneficially own an aggregate of 99,584,349 shares of Class A Common Stock as of the Record Date, which would be received upon full conversion of the Series B Preferred Stock (including dividends accrued through the Record Date), which represents, in the aggregate, approximately 10.9% of the outstanding shares of the Class A Common Stock, as calculated pursuant to Rule 13d-3 of the Exchange Act assuming no other changes in capitalization. Accordingly, JAB Group would remain the Company’s’s largest shareholder, with approximately 50% ownership in the Company.
In addition, as a result of the beneficial ownership by HFS Holdings S.à r.l,, Peter Harf may be deemed to beneficially own an additional 25,569,784 shares of Class A Common Stock (assuming full conversion of the shares of Series B Convertible Preferred Stock held by HFS Holdings S.à r.l based on the liquidation preference and dividends accrued through September 10, 2021).
Structure of our Board
Our Amended and Restated Certificate of Incorporation provides that the number of directors will be fixed from time to time by a resolution adopted by our Board, but must not consist of fewer than five or more than thirteen directors. Our Board is currently composed of thirteen directors, including the appointments by the Board of Maria Asuncion Aramburuzabala Larregui and Anna Adeola Makanju effective on December 18, 2021. In determining the appropriate size and composition of the Board, the Board considers the current and anticipated need for directors with specific qualities, skills, experience and backgrounds (including diversity of ethnicity, gender, nationality and age), the availability of highly qualified candidates, committee workloads and membership needs, and the impact of any anticipated director retirements.
Directors are elected by the stockholders at the annual meeting of stockholders by a plurality of the voting power of the Class A Common Stock and Series B Preferred Stock, voting together, present and voted, which means that the nominees receiving the highest number of affirmative votes will be elected. Unless his or her office is earlier vacated in accordance with our Amended and Restated Bylaws (the “Bylaws”), each director holds office for a one-year term or until his or her successor is duly elected and qualified, or, if earlier, until such director’s death, resignation or removal.
Under the terms of the Series B Preferred Stock, the KKR Investor has the right to designate two directors to the Company’s Board (the “KKR Investor Designees”). KKR has designated Nancy Ford and Johannes Huth as the KKR Investor Designees, each of whom is an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates (collectively, “KKR”), receives compensation for the services each provides to KKR and disclaims beneficial ownership over any securities of the Company owned by KKR. Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees. In addition, pursuant to the Investment Agreement, the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees.
    Four directors on our Board are directors or partners of JAB Holding Company S.à r.l. and JAB Group companies (which comprises JAB Cosmetics, B.V. (“JABC”)). Each of Joachim Creus, Olivier Goudet, Peter Harf and Justine Tan, due to their service as a partner of JAB Holding Company S.à r.l., may be deemed to have an indirect pecuniary interest in a portion of the shares of our outstanding Class A Common Stock beneficially owned by JAB Group, and, together with certain other persons, each exercises voting and investment control over the shares of the Company beneficially owned by JAB Group. Each of these directors receives compensation for the services each provides to JAB Holding Company S.à r.l.
Board Leadership
While our Board believes it is important for its chairman to have both a stake in and deep understanding of the Company, our Principles of Corporate Governance permit our Board flexibility in determining whether or not to separate the roles of the Chairman and CEO based upon the circumstances. Our Board has determined that, under current circumstances, it is appropriate to separate the roles. In addition, the Principles of Corporate Governance also permit our Board the opportunity periodically to evaluate and make a determination regarding whether to appoint an independent director to serve as the Lead Independent Director. Robert Singer serves as our Lead Independent Director. The duties of the Lead Independent Director include:

•presiding at all meetings of the Board at which the Chairman or Vice Chairman is not present, including executive sessions of the independent directors;
•serving as liaison between the Chairman and the independent directors;
•reviewing and approving meeting agendas, meeting schedules and other information, as appropriate;
•calling meetings of the independent directors;
•ensuring availability for consultation and direct communication if requested by major shareholders, as appropriate; and
•such other duties specified by the Board from time to time.
Our Board believes the present structure provides the Company and the Board with strong leadership, continuity of experience and appropriate independent oversight of management.
Committees of Our Board
The standing committees of our Board are the AFC and the RNC. From time to time, when appropriate, ad hoc committees may be formed by our Board.
AFC. The members of the AFC are Isabelle Parize, Erhard Schoewel and Robert Singer (Chair). Our Board has determined that Mr. Singer is an audit committee financial expert, as that term is defined under SEC rules. Our Board has also determined that each member of the AFC meets the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each member is financially literate as required by NYSE rules. The AFC has adopted a written charter that describes its primary duties and responsibilities, and the AFC and our Board review its charter each year. The AFC’s primary duties and responsibilities include:
•monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and compliance with our Code and laws and regulations;
•being responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and assessing and monitoring the independence and performance of our independent registered public accounting firm and internal audit department;
•providing an objective, direct communication between our Board, independent registered public accounting firm, management and the internal audit department;
•reviewing and pre-approving both audit and non-audit services to be provided by our independent registered public accounting firm and establishing policies and procedures for the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm;
•meeting to review the audited and quarterly financial statements and discussing these statements with management and our independent registered public accounting firm, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and based on such review and discussion, recommending to the Board as to the approval of the Company’s audited financial statements and if they should be included in the Company’s Annual Report on Form 10-K;
•establishing procedures for the review, approval and ratification of related person transactions; and
•reviewing and discussing the Company’s practices with respect to risk assessment and risk management, overseeing and evaluating the Company’s risk management policies in light of the Company’s business strategy, capital strength and overall risk tolerance and periodically evaluating the Company’s cybersecurity and privacy programs and receiving information on cybersecurity and privacy compliance.
RNC. The members of the RNC are Maria Asuncion Aramburuzabala Larregui, Beatrice Ballini (Chair), Johannes Huth, and Erhard Schoewel. Our Board has determined that Mses. Aramburuzabala Larregu and Ballini and Messrs. Huth and Schoewel satisfy the independence criteria for RNC members.

The RNC has adopted a written charter that describes its primary duties and responsibilities, and the RNC and our Board review the RNC’s charter each year. The RNC’s primary duties and responsibilities include:
•identifying individuals qualified to become Board members (consistent with criteria recommended by the RNC and approved by the Board) and recommending to our Board nominees for election at the annual meeting of stockholders and nominees for each Board committee;
•reviewing and making recommendations to our Board concerning size, structure, composition and functioning of the Board and its committees;
•discharging our Board’s responsibilities relating to the remuneration of our senior executives, including our Chief Executive Officer;
•approving and evaluating our executive remuneration plans, policies and programs and ensuring that these plans, policies and programs enable us to attract and retain exceptional talents and incentivize them to achieve exceptional performance;
•recommending to our Board the corporate governance principles, annually reviewing them and recommending changes to the Board as appropriate;
•reviewing and making recommendations to our Board with respect to the remuneration of all directors;
•assessing the results of the Company’s most recent advisory vote on executive compensation;
•reviewing and discussing with management the Company’s compensation discussion and analysis and SEC-required disclosures and recommending to the Board based on that review and discussion whether the compensation discussion and analysis should be included in the Company’s Annual Report on Form 10-K and/or proxy statement;
•preparing the compensation committee report required by SEC rules to be included in the Company’s Annual Report on Form 10-K and/or proxy statement; and
•overseeing the evaluation of the performance of our Board and management; and
•reviewing and assessing the Company’s strategies and policies relating to Company culture, human capital and talent management, diversity and inclusion, including appropriate goals and disclosure, and review and monitor strategic initiatives associated with the Company’s people and culture.
Executive Sessions
Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session. Generally, the Chairman of our Board serves as Chairman in sessions without management directors or any members of management. Generally, the Lead Independent Director will preside at all meetings of the Board at which the Chairman or Vice Chairman is not present, including executive sessions of the independent directors.
Board Meetings
Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of our Board, the Vice Chairman, if any, or by a majority of the directors then in office. In fiscal year 2021, our Board held eight meetings, the AFC held eight meetings and the RNC held six meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which she or he has been a director) and the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).
Our Board and its committees also act from time to time by written consent in lieu of meetings.

Board Qualifications and Membership Criteria
The RNC and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds and experiences such as leadership, consumer products, international and strategic planning experience; financial and accounting expertise; and corporate governance, governmental policy and regulatory experience. We also value and consider broad diversity for our Board, including ethnicity, gender, nationality and age. The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.
Director Nomination Process
The RNC recommends nominees for our Board consistent with the criteria determined by our Board. The RNC may receive recommendations from other directors and executives and may seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration. The RNC will also consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Bylaws. Nominations from stockholder(s) that are made in accordance with these procedures and include all required information will be considered by the RNC in accordance with the criteria discussed above and in the same manner as other nominations, and the RNC will present its recommendation to our Board. Other than the KKR Investor Designees, recommendations for recent Board refreshment have come from directors and executives.
Director Independence
We have incorporated in our Principles of Corporate Governance the NYSE’s independence standards for evaluating the independence of each director on our Board. These standards are available in the “Investor Relations” section of our website, www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents”. Under these standards, a director is considered “independent” if the Board has determined that such director has no material relationship with us or our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and will not be considered “independent” if:
•the director is, or has been within the last three years, our employee, or an immediate family member of the director is, or has been within the last three years, our executive officer;
•the director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from us (other than Board and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as our employee (other than an executive officer) is not considered for purposes of this standard;
•(a) the director, or an immediate family member of the director, is a current partner of our internal or external auditor; (b) the director is a current employee of our internal or external auditor; (c) an immediate family member of the director is a current employee of our internal or external auditor who personally works on our audit; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time;
•the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers serves or served at the same time on that company’s compensation committee;
•the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

•the director, or the director’s spouse, is an executive officer of a non-profit organization to which we make, or in the past three years have made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues.
Our Board has determined that each of the following directors and nominees for director satisfies our independence standards and the independence standards of the NYSE: Mses. Aramburuzabala Larregui, Ballini, Ford, Makanju, Parize and Tan and Messrs. Creus, Goudet, Harf, Huth, Schoewel and Singer, and that Ms. Nabi does not qualify as independent due to her position as our CEO. Our Board determined that due to the interim nature of his role as CEO from May 31, 2020 to August 31, 2020, when Mr. Harf served as interim CEO in addition to his role as Chairman, Mr. Harf currently qualifies as independent.
In addition, our Board has determined that each of Mses. Parize and Makanju and Messrs. Schoewel and Singer, each of whom are currently a member of the AFC, are independent under Rule 10A-3 under the Exchange Act. The Board has also determined that each of Mses. Aramburuzabala Larregui (currently a member of the RNC), Makanju and Parize and Messrs. Schoewel (currently a member of the RNC) and Singer satisfy the NYSE independence criteria applicable to members of compensation committees, as applicable, and each is considered a “non-employee director” under Rule 16b-3 of the Exchange Act. The Board has also determined that Ms. Ballini and Mr. Huth, currently members of the RNC, and Ms. Ford each satisfy the NYSE independence criteria applicable to members of the compensation committee, but are not considered a “non-employee director” under Rule 16b-3.
Communications with our Board
Stockholders, employees and other interested parties may communicate with any or all of our directors, including our non-management directors as a group, by writing to such director(s) at c/o Board of Directors, Coty Inc., 350 Fifth Avenue, New York, New York 10118, Attention: Corporate Secretary. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially. Our Corporate Secretary will initially receive and process communications before forwarding them to the applicable director(s), and generally will not forward a communication that is unrelated to the duties and responsibilities of the director(s), including communications our Corporate Secretary determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company or our products. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.
Our Board’s Role in Risk Oversight
Our Board oversees, with management, the various risks we face. Our Board and management consider risks in all facets of the Company, our business strategy and our overall business.
Our Board dedicates a portion of one meeting each year to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. At this meeting, our Board considers an enterprise risk management analysis. Topics examined in the enterprise risk management analysis include, but are not limited to, strategic, operational, financial and compliance risks. Our Board’s risk oversight also includes a comprehensive annual review of our strategic plan. Because overseeing risk is an ongoing process and inherent in our strategic decisions, our Board also receives input from senior management and considers risk at other times in the context of specific proposed actions.
In addition to our Board’s risk oversight responsibility, the Board’s committees are also charged with overseeing risks within their areas of responsibility and reviewing with the Board significant risks identified by management and management’s response to those risks. The AFC is responsible for oversight of accounting, auditing and financial-related risks, as well as the Company’s compliance program and its cybersecurity and privacy programs. The RNC is responsible for overseeing the management of legal and regulatory risks as they relate to the Company’s corporate governance structure and processes, as well as risks related to our employee compensation policies and practices. In fiscal year 2021, the RNC reviewed our compensation policies and practices to determine whether they encouraged excessive or inappropriate risk taking. Following such evaluation, the RNC determined that our compensation policies and practices do not encourage excessive or inappropriate risk taking that could result in a material adverse effect on us.

While our Board oversees risk, management is responsible for assessing and managing risk on a day-to-day basis. Certain departments, such as treasury, legal and internal audit, our compliance function, and individuals within other departments, focus on specific risks associated with different aspects of our business, from regulatory, environmental and financial risks to commercial and strategic risks. Senior members of management responsible for risk management report regularly to the AFC or the Board as appropriate.
During the COVID-19 crisis, which began to impact the Company’s business in the third quarter of fiscal year 2020, the Board has continually exercised oversight of the Company’s response and risk management through periodic meetings and regular communications with management on business performance, employee health and safety, risk mitigation efforts, and long-term planning. For more information, please see our website www.coty.com/sustainability, under the heading “Our Response to Covid-19”.
Board Attendance at the Annual Meeting
We expect directors to attend the Annual Meeting absent unusual circumstances. All of the directors on our Board at the time of the Annual Meeting of Stockholders in 2020 attended the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
Messrs. Huth and Schoewel and Mses. Aramburuzabala Larregui and Ballini served on the RNC during fiscal year 2021 and each is considered an independent director, and Ms. Aramburuzabala Larregui and Mr. Schoewel are also considered “non-employee” directors. Mr. Michaels served as a member of the RNC until December 18, 2020 when he stepped down as director and was considered an independent director and a “non-employee” director during that time.
No member of the RNC is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Board or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
The Company and JAB Holdings and certain JAB Holdings affiliates are parties to a Stockholders Agreement (the “Stockholders Agreement”), dated March 17, 2019, which became effective on April 30, 2019, the date of the consummation of JAB Group’s acquisition of 150,000,000 outstanding shares of Class A Common Stock pursuant to the JAB Tender Offer. The Stockholders Agreement was negotiated at the direction of a special committee of the Board comprised solely of independent directors in connection with its evaluation of the JAB Tender Offer and was entered into at the recommendation of such special committee and with the approval of the Board. The Stockholders Agreement was agreed to by JAB Group as a condition to such special committee’s willingness to render its recommendation with respect to the JAB Tender Offer.
The Stockholders Agreement provides, among other things, that:
(i) during the three-year period following the consummation of the JAB Tender Offer, JAB Group shall not, subject to certain exceptions, effect or enter into any agreement to effect any acquisition of additional shares of Class A Common Stock; except that JAB Group may acquire shares of capital stock of the Company (including shares of Class A Common Stock, “Company Securities”) on an established securities exchange or through privately negotiated transactions that, after giving effect to such acquisition, does not result in an increase in JAB Group and its affiliates’ collective beneficial ownership percentage of the voting power of the then issued and outstanding Company Securities to an amount greater than approximately 69%,
(ii) during the three-year period following the consummation of the JAB Tender Offer, JAB Group shall not, subject to certain exceptions, transfer any shares of Class A Common Stock to any other person or group (other than an affiliate of JAB Group) that, after giving effect to such transfer, would beneficially own in excess of 20% of the voting power of the Company,
(iii) for so long as the Stockholders Agreement is in effect, JAB Group shall not effect or seek to effect, or announce any intention to effect, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act unless such transaction is conditioned on both (A) the affirmative approval of a special committee of the Board comprised solely of individuals who are each (1) independent under the requirements of Rule 10A-3 under the

Exchange Act, and under the rules of the applicable securities exchange and (2) disinterested as it relates to JAB Group and its affiliates and (B) the affirmative vote of the stockholders of the Company representing at least a majority of the voting power of the Company beneficially owned by stockholders other than JAB Group or its affiliates,
(iv) for so long as the Stockholders Agreement is in effect, material related transactions involving any member of JAB Group and the Company will require the approval of a special committee of the Board comprised solely of independent directors who are disinterested as to the matter under consideration,
(v) JAB Group and the Company have agreed, for so long as the Stockholders Agreement is in effect, to take all necessary actions within their control to maintain on the Board no fewer than four independent directors who are disinterested as it relates to JAB Group and to cause, no later than September 30, 2019, to be elected to the Board two new independent directors who are disinterested as it relates to JAB Group, and
(vi) JAB Group has customary registration rights with respect to their shares of Class A Common Stock.
The Stockholders Agreement will terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement (including, with respect to the Company, the approval by a special committee comprised solely of independent directors who are disinterested as it relates to JAB Group) or such time as JAB Group and its affiliates cease to beneficially own 40% of the voting power of the Company on a fully diluted basis. This description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed with the SEC.
Consent Agreement to Tax Matters Agreement
In connection with the acquisition of the Beauty Business of The Procter & Gamble Company (the “P&G Beauty Business”), we entered into a tax matters agreement, dated as of October 1, 2016, with The Procter and Gamble Company (“P&G”) and certain of their and our subsidiaries (the “Tax Matters Agreement”), which, for the two year period ended October 1, 2018, governed the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and attributes, efforts to protect the intended tax-free treatment of the P&G Beauty Business transaction and certain other transactions, the preparation and filing of tax returns, the control of audits, reviews, examinations or other tax proceedings and other matters regarding taxes.
We are party to a consent agreement with JAB Holding Company S.à r.l., JABC and P&G whereby P&G has consented under the Tax Matters Agreement to the purchase by JABC of shares of our Class A Common Stock in certain open market transactions and JAB Holding, JABC and the Company have agreed to indemnify P&G for any taxes resulting from such purchases or due to breach of the consent agreement.
Lease Performance Guarantee
In connection with the sales of certain businesses, the Company has assigned its rights and obligations under a real estate lease to JAB Partners LLP. The remaining term of this lease is approximately 10 years. While the Company is no longer the primary obligor under this lease, the lessor has not completely released the Company from its obligation, and holds it secondarily liable in the event that the assignee defaults on the lease. The maximum potential future payments that the Company could be required to make, if the assignee was to default as of June 30, 2021, would be approximately $5.7 million. The Company has assessed the probability of default by the assignee and has determined it to be remote.
Equity Transfer Agreement
In connection with the RSU award granted to the Company’s CEO on June 30, 2021, Cottage Holdco B.V. has agreed to transfer to her (either directly or through contributing to the Company) one-half of the total number of shares of Class A Common Stock owed to her if and when the RSU award vests.
Relationship with KKR
In June 2020, Rainbow UK Bidco Limited, an affiliate of funds and/or separately managed accounts advised and/or managed by KKR, and the Company entered into a separate definitive agreement regarding a strategic transaction (“Wella Transaction”) for the sale of the Company’s Professional Beauty and retail hair businesses (the “Wella Business”). The Wella Transaction was completed in late November 2020. KKR owns approximately 60% of this separately managed entity and the Company owns approximately 40%.

As discussed above, in fiscal year 2020 the KKR Investor purchased 1,000,000 shares Series B Convertible Preferred Stock.
On September 10, 2021, KKR completed an underwritten sale of 50,000,088 shares of Class A Common Stock of Coty Inc. following the conversion of 285,576 shares of Series B Convertible Preferred Stock. Following the completion of the offering, KKR owns 568,367 shares of our Series B Convertible Preferred Stock, representing (assuming full conversion of such Series B Convertible Preferred Stock held by KKR and no other changes to our capital structure) approximately 10.9% of our outstanding Class A Common Stock based on the liquidation preference and accrued dividends on such Series B Convertible Preferred Stock as of September 10, 2021.
This Series B Preferred Stock conveys to the KKR Investor the right to designate two directors to the Company’s Board of Directors and voting rights on an as-converted basis. Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees. In addition, pursuant to the Investment Agreement, the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees.
During fiscal 2021, fees of $7.6 were incurred with KKR in connection with the second closing of the Series B Preferred Stock.
The Company also entered into agreements with KKR for potential consulting and advisory services. No fees were incurred under such agreements in fiscal 2021. From time to time, certain funds managed by KKR may hold the Company’s debt instruments. These funds may receive principal and interest payments on the same terms as other investors in these debt instruments.
Consulting Services and Other Arrangements
The Company had engaged certain affiliates of JAB to provide us with marketing technology services on customary market terms. In fiscal 2021, these arrangements were no longer in effect.
Beatrice Ballini, a director, serves as a senior member of the Retail Practice and a leader of the Board and CEO Advisory Partners group at Russell Reynolds Associates. From time to time, the Company has engaged Russell Reynolds Associates, a global leadership and search firm, for recruiting assistance. The amounts of such services provided to the Company for fiscal 2021 were approximately $2.3 million.
    Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy regarding the approval or ratification of “related person transactions”. A related person transaction is one in which we or any of our subsidiaries participate, in which the amount involved since the beginning of our last completed fiscal year exceeds $120,000 and in which a “related person” has or will have a direct or indirect interest, other than solely as a result of being a director of, or, together with all other related persons, a less than 10% beneficial owner of an equity interest in another entity, or both. “Related persons” are the following persons and their immediate family members: our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding Class A Common Stock. Under this policy, the AFC reviews and approves, disapproves or ratifies related person transactions, other than those in which the chair of the AFC may have an interest, in which case, the Chairman of the Board will review the transaction. In determining whether or not to approve a related person transaction, the AFC takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If advance approval by the AFC is not possible, then a related person transaction may be considered and subsequently ratified, if appropriate, by the AFC. The chair of the AFC may pre-approve or ratify related person transactions in which the aggregate amount involved is expected to be less than $1 million. The chair reports to the AFC each transaction so approved or ratified. If a related person transaction will be ongoing, the AFC may establish guidelines for our management to follow in its ongoing dealings with the related person, after which such related person transaction will be reviewed on an annual basis for guideline compliance and ongoing appropriateness.
The related party transaction policy adopted by the AFC pre-approves the following types of related person transactions:
•certain types of executive officer compensation;

•compensation paid to a director if required to be reported under Item 402 of the SEC’s compensation disclosure requirements;
•any transaction with another company to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;
•any charitable contribution, grant, or endowment by us to a charitable organization, foundation, or university to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;
•any related person transaction where the related person’s interest arises solely from the ownership of our Class A Common Stock and in which all stockholders receive proportional benefits; and
•any related person transaction in which the rates or charges involved are determined by competitive bids.
A director who is a related person with respect to a transaction may not participate in the discussion or approval of the transaction, except that the director will provide all material information concerning the related person transaction to the AFC. Each transaction described above was approved or ratified under our related person transaction policy.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board has fixed the number of directors who will be nominated for election by the shareholders at the 2021 Annual Meeting at thirteen, each director to hold office, in accordance with our Amended and Restated Certificate of Incorporation and Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. Paul S. Michaels stepped down from the Board during the 2021 fiscal year. Maria Asuncion Aramburuzabala Larregui and Anna Adeola Makanju were appointed as directors effective December 18, 2020, and the size of the full Board was increased or decreased appropriately upon each change to the Board’s composition. All nominees are currently serving as directors of the Company and, except for Mses. Aramburuzabala Larregui and Makanju, were elected by the stockholders. The nominees are Maria Asucion Aramburuzabala Larregui, Beatrice Ballini, Joachim Creus, Nancy Ford, Oliver Goudet, Peter Harf, Johannes P. Huth, Anna Adeola Makanju Sue Y. Nabi, Isabelle Parize, Ernhard Schoewel, Robert Singer and Justine Tan.
Proposal: Election of each nominee for director.
Recommendation: The Board recommends a vote FOR the election of each nominee for director.
Vote Required: Election of each nominee for director requires a plurality of the votes cast by the holder of Class A Common Stock and Series B Preferred Stock (on an as converted basis) voting together. Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees (Ms. Ford and Mr. Huth). In addition, pursuant to the Investment Agreement, the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees.

Director Nominees

Name	Age	Director Since
Mariasun Aramburuzabala Larregui	58	2020
Beatrice Ballini	63	2019
Joachim Creus	45	2019
Nancy G. Ford	46	2020
Olivier Goudet	56	2013
Peter Harf	75	1996
Johannes P. Huth	61	2020
Anna Adeola Makanju	45	2020
Sue Y. Nabi	53	2020
Isabelle Parize	64	2020
Erhard Schoewel	72	2006
Robert Singer	69	2010
Justine Tan	46	2020
We believe that each of the director nominees is well-qualified to serve on our Board and offers significant individual attributes and contributions important to our Board’s overall composition and functioning. The individuals nominated for election at our 2021 Annual Meeting bring valuable diversity to the Board. Our Board has a majority of female directors with seven of the thirteen director nominees, or 53%, being female. Our director nominees range from 45 to 75 years of age with the average age being 57 years. We have a mix of new and long-standing directors. The tenure of the current directors averages approximately 5.3 years.
The following biographical summaries provide details of their skills and experience considered by the Board in connection with this year’s director nomination process:
Maria Ausuncion Aramburuzabala Larregui joined the Board in December 2020. Ms. Aramburuzabala is President of the Board & CEO of Tresalia Capital, a leading global investor with investments and transactional experience throughout Latin America, Asia, Europe and the U.S. Tresalia has a particular expertise in consumer goods companies, with an investment portfolio including Anheuser-Busch InBev (ABI), Tory Burch, Kio Networks, Casper, Multiplan, Kraft-Heinz, Aliat, and Medistik, as well as early-stage investments like Kavak, Kovi, Editas, Minu, Miroculus, and GAIA. Ms. Aramburuzabala also serves as a Board Director for several global corporations and institutions, including Anheuser-Busch InBev (ABI) and Grupo Modelo. She is one of Latin America’s most prominent business leaders and her achievements have been recognized by multiple institutions. Ms. Aramburuzabala graduated from Instituto Tecnológico Autónomo de México.
Ms. Aramburuzabala Larregui brings to our Board significant leadership, management and business experience. Her extensive work experience in the Americas and Europe provides a valuable global perspective.
Beatrice Ballini joined the Board in September 2019 and has served as the Chair of the RNC since May 31, 2020. Ms. Ballini is a senior member of the Retail Practice at Russell Reynolds Associates, a global leadership advisory and search firm, where she leads family business services and is a leader of the Board and CEO Advisory Partners group. Prior to joining Russell Reynolds Associates 21 years ago, Ms. Ballini was the Chief Executive Officer of a prominent men’s clothing manufacturer in Milan where she assisted with the company’s strategic growth. Prior to that, she held positions at Goldman Sachs & Co. and Bain & Co. Ms. Ballini has also taught in the Master in Marketing program at Sciences Politiques in Paris and is a member of the European and Middle Eastern Executive Board of the MIT Sloan School of Management. She holds a laurea degree in chemical engineering from the Polytechnic of Milan, a Master of Science from the Massachusetts Institute of Technology and an MBA from the MIT Sloan School of Management.
Ms. Ballini brings to our Board significant leadership, management and business experience and an understanding of executive skill and training and Board governance.

Joachim Creus joined the Board in 2019. Mr. Creus has served as a Senior Partner, Vice Chairman at JAB Holding Company S.à r.l. (“JAB Sarl”) since March 2021 and previously served as Partner, General Counsel and Head of Tax at JAB Sarl since October 2010. Mr. Creus has held various executive officer roles at several JAB Group entities from time to time. Prior to joining JAB Sarl, he served as the Tax Director at Siemens from 2007 and held other legal- and tax-related positions from 2000. He is also a director of JDE Peets N.V. Mr. Creus holds several degrees from KU Leuven and an LL.M. in international tax law from Vienna University of Economics and Business.
Mr. Creus brings to our Board more than 18 years of experience in managing complex legal and tax matters and transactions in law firm, corporate and fund environments, including deal structuring, financing, contract negotiation and antitrust matters. His extensive work experience in Europe, Asia and North America provides a global perspective on business, tax and law.
Nancy G. Ford joined the Board in July 2020. Ms. Ford has served a Managing Director in the Consumer Retail group at KKR since 2017. Prior to that, Ms. Ford spent fourteen years at FFL Partners, a private equity firm, where she was actively involved in many of the firm’s investments, with a particular focus on consumer products. Previously, Ms. Ford worked at Thomas H. Lee Partners, a private equity firm, and in the investment banking division at Goldman Sachs & Co. She also serves on the board of directors of several non-publicly traded companies, Upfield Europe BV, Gibson Brands, Heartland Dental Care Inc. and Wella Company. She holds a B.S. in Economics, summa cum laude, from Duke University and an M.B.A. from Stanford Graduate School of Business. Ms. Ford currently serves as a board member of The Fit Kids Foundation.
Ms. Ford brings to our Board extensive investment experience from her many years at KKR and other investment banking, private equity and management firms with a focus on consumer products. She also has significant experience serving on the Boards of private companies.
Olivier Goudet joined the Board in 2013. Mr. Goudet is a Managing Partner and Chief Executive Officer of JAB Sarl, a position he has held since 2012. He serves as Chairman of the Board of JDE Peet’s N.V., Panera Bread Company, Pret A Manger and Krispy Kreme Doughnuts, Inc. He is also a Director of Keurig Dr Pepper Inc. (since July 2018), Caribou Coffee Company, Inc. (being the parent company of Einstein Noah Restaurant Group, Inc.), Espresso House Holding AB and Compassion First. He served as a director of Anheuser-Busch InBev SA/NV from 2011 to April 2019, serving as Chairman of the Board from 2016 to April 2019. He is the former Executive Vice President and Chief Financial Officer of Mars, Incorporated and served as an independent advisor to the Mars, Incorporated Board of Directors. Mr. Goudet began his career at Mars, Incorporated, serving on the finance team of its French business and held several senior executive positions at the VALEO Group, including Group Finance Director. Mr. Goudet holds a Degree in Engineering from l’Ecole Centrale de Paris and graduated from the ESSEC Business School in Paris with a major in Finance.
Mr. Goudet brings to our Board extensive financial expertise and senior executive experience, including experience in strategic planning and leadership of complex organizations, as well as significant governance and oversight experience attained through his tenure as a director of several public companies. In addition, Mr. Goudet has significant experience overseeing transformational mergers and integration.
Peter Harf joined the Board in 1996 and has served as Chairman of the Board since November 2018. Mr. Harf served as Chief Executive Officer of the Company from 1993 to 2001, as interim Chief Executive Officer from May 31, 2020 to August 31, 2020, as Chairman of the Board from 2001 to 2011 and Chair of the RNC from 2011 until December 2016. He is a Managing Partner and Chairman of JAB Sarl, having joined JAB Sarl in 1981, and Managing Director of Lucresca SE and Agnaten SE, privately-owned holding companies affiliated with JAB Group. Mr. Harf is also a Director of Keurig Dr Pepper Inc. (since July 2018), JDE Peet’s N.V. and Compassion First. He is also co-founder and Executive Chairman of Delete Blood Cancer DKMS. Previously, he served as Deputy Chairman of Reckitt Benckiser plc and Chairman of Anheuser-Busch InBev SA/NV, Chairman of Espresso House Holding AB and Director of Panera Bread Company, Pret A Manger, Caribou Coffee Company/Einstein Noah and Krispy Kreme Doughnuts Inc. Mr. Harf holds a Master of Business Administration degree from Harvard Business School and a Diploma and a Doctorate in Economics from the University of Cologne in Germany.
As our former Chief Executive Officer, Mr. Harf has intimate knowledge of our business and operations and brings a valuable perspective to the Board. In addition, Mr. Harf brings to our Board more than 30 years of experience in our industry, including executive, operating, strategic planning and international business experience. In light of his background and experience, we believe that Mr. Harf is also well qualified to serve as Chairman of the Board.
Johannes Huth joined the Board on May 26, 2020 and serves as Vice Chairman of the Board. Mr. Huth is a Partner of KKR, an investment firm, and Head of KKR's operations in Europe, the Middle East and Africa. He joined KKR in May 1999 and is also a member of KKR's Management Committee and several of its Investment Committees. Prior to joining KKR, Mr. Huth was a member of the Management Committee of Investcorp and jointly responsible for Investcorp's operations in Europe. From 1986 to 1991, he worked at Salomon Brothers, where he was a Vice President in the Mergers and Acquisitions departments in London and New York. Mr. Huth is currently Chairman of Hensoldt AG, an aerospace company based in Germany, and Vice Chairman and a member of the Boards of SoftwareOne Holdings AG, a technology services company based in Switzerland, and Axel Springer SE, a digital publishing company based in Germany. He is Tresorier and a member of the Conseil d'Administration of the Musee des Arts Decoratifs, Paris; Vice-Chair of the Board of Trustees of the Design Museum, trustee of the Staedel Museum in Frankfurt, Member of Council and Audit Committee, LSE, and a member of the Global Advisory Board of the University of Chicago Booth School of Business. He is a Visiting Fellow of Oxford University and a Fellow of the Royal Society of Arts. Mr. Huth earned a BSc with Highest Honors from the London School of Economics and an MBA from the University of Chicago.
Mr. Huth brings to our Board extensive investment banking, management and leadership experience from his many years at KKR and other investment banking and management firms. His extensive work experience in Europe, the Middle East and Africa provides a valuable global perspective.
Anna Adeola Makanju joined the Board in December 2020. Ms. Makanju is a renowned expert in global policy who brings over 15 years of experience across U.S. government and leading private sector companies. Currently Global Policy Manager for content regulation at Facebook, Ms. Makanju drives the company’s approach to emerging regulatory frameworks around the world. She is also a visiting lecturer at Princeton University’s School of Public and International Affairs. Ms. Makanju served as a Special Adviser for Europe and Eurasia to then-Vice President, now President Joseph R. Biden, focusing on policy and engagement strategies with 51 countries, including Russia and Turkey. She has also served as a Senior Adviser to the U.S. Ambassador to the United Nations and as Director for Russia on the U.S. National Security Council. As an attorney, Ms. Makanju practiced international law at Cleary Gottlieb Steen & Hamilton LLP and international criminal tribunals in the Hague. Ms. Makanju received her B.A. from Western Washington University and holds a J.D. with Pro Bono Distinction from Stanford Law School.
Ms. Makanju brings to our Board significant policy advisory and legal and regulatory experience, as well as extensive work experience with leading companies in the digital and technology sectors.
Sue Y. Nabi joined the Board on September 1, 2020 in connection with her appointment as our Chief Executive Officer. Prior to joining the Company as its Chief Executive Officer, Ms. Nabi was the founder and chief executive officer of the ultra-luxury skincare line, Orveda from 2017. Ms. Nabi began her career at L’Oréal in 1993 and in 2005, she became the Worldwide President of L’Oréal where she helped boost the growth of its makeup brands, and in 2009, she was named the Worldwide President of Lancôme, where she contributed to its revival, including breakthrough product and brand successes, and served until 2013. Ms. Nabi has an Advanced Master’s degree in Marketing Management from ESSEC (Paris Business School) and an engineering degree in Agronomy and Environment.
Ms. Nabi brings to our Board her abilities as a global innovator and beauty industry entrepreneur, as well as her 20 years of leadership experience at L’Oreal, including breakthrough product and brand successes, her ability to build and manage diverse, multi-functional global teams and strategic transformations.
Isabelle Parize joined the Board in February 2020. Ms. Parize has served as Chief Executive Officer and Chairman of the Board of Directors of DELSEY, SA, a luggage and travel accessories company, since January 2019, having served as Chief Executive Officer at DELSEY Paris since September 2018. Prior to that, she was Chief Executive Officer of Douglas Holding SA, a German fragrance and cosmetics retail company, from 2016 until March 2018 and Chief Executive Officer at Nocibe, a French fragrance and cosmetics retail company, from 2011 to 2016. Ms. Parize is also a director and audit committee member of Pandora Group, a Danish jewelry company, and of Air France-KLM S.A., an airline company, which are publicly listed outside the United States. Ms. Parise obtained an MBA from Ecole Superieure de Commerce de Paris.
Ms. Parize brings to our Board extensive operational and leadership experience in global beauty and cosmetics businesses as well as international retail and brand execution via omni-channel and digital and strategic turnarounds. She also brings governance and advisory experience from serving on the boards of other public companies.
Erhard Schoewel joined the Board in 2006, and has served as the Lead Independent Director from November 2018 to May 31, 2020. He also served as the Chair of the Remuneration and Nomination Committee until May 31, 2020. From 1999 to 2006, he was Executive Vice President responsible for Europe at Reckitt Benckiser plc. From 1979 to 1999, he held positions of increasing responsibilities at Benckiser. Prior to that, he worked for PWA Waldhof. In 2012, Mr. Schoewel was elected to the Supervisory Board of the Jahr Holding GmbH & Co. KG in Hamburg Germany. In 2018, he became a member of the advisory Board of Medoderm GmbH. From 2007 to 2015, he was Chairman of Birdseye Iglo Ltd London and director of Phorms SE Berlin. Mr. Schoewel received a Diplom-Kaufmann degree from University of Pforzheim.
Mr. Schoewel brings to our Board extensive experience in the consumer products industry, including executive, operating and international business experience, as well as governance and advisory experience from serving on the boards of other companies.
Robert Singer joined the Board in 2010, and serves as Chair of the Audit and Finance Committee and as Lead Independent Director since May 31, 2020. From 2006 to 2009 he served as Chief Executive Officer of Barilla Holding S.p.A., an Italian food company, and before that, he served as the President and Chief Operating Officer of Abercrombie and Fitch Co. from 2004 to 2005. He served as Chief Financial Officer of Gucci Group N.V. from 1995 to 2004. Mr. Singer started his career at Coopers & Lybrand in 1977. Mr. Singer also served as a director of Gianni Versace S.p.A. from 2009 to December 2016 and served as a director of Mead Johnson Nutrition from 2009 to June 2017. He has also served as a director and chair of the audit committees of Tiffany & Co. since 2012, Keurig Dr. Pepper Inc. since July 2018, and Panera Bread Company since September 2017 and provides similar services to certain private companies affiliated with JAB Group. Since 2019, Mr. Singer has served as a member of the board of the private fashion company, Acne Studios. Mr. Singer has served as an advisor to the private equity firm IDG Capital, a private equity firm, since November 2018, and served as a senior advisor to CCMP Capital Advisors, LLC from 2011 to January 2016. He also served as a director and Chairman of the audit committee of Jimmy Choo PLC from September 2014 to 2017. He received a Bachelor of Arts Humanities degree from Johns Hopkins University, a Master of Arts degree in Comparative Literature from University of California, Irvine and graduated from New York University with a Master of Science in Accounting.
Mr. Singer brings to our Board many years of operating, financial and executive experience, including in the fashion industry. Mr. Singer has significant public company board and audit committee experience and extensive risk management experience.
Justine Tan joined the Board in February 2020. Ms. Tan has served as a Partner at JAB Sarl since 2020. Prior to that, she served as a founding member of the United States operations of Temasek International Pte. Ltd., a generational global investment company, from 2013, and as an investment banker at Goldman Sachs & Co. from 2012. Ms. Tan is also a director of JDE Peet’s N.V. and Keurig Dr Pepper Inc. She has a B.A. from the University of Chicago and is a CFA Charterholder.
Ms. Tan brings more than 20 years of experience in investing, banking and operations, as well as a global perspective having lived and worked in key markets in North America, Europe and Asia across a range of businesses in the consumer retail, real estate, services and industrials sector.
Director Compensation
The following summary describes compensation paid to directors in fiscal year 2021.
Annual Cash Compensation for Board Service
For fiscal year 2021, each non-employee director, except the Chairman of our Board (“Chairman”), was entitled to receive a cash retainer fee of $100,000 annually, payable in November. The Chairman was entitled to receive a cash retainer fee of $250,000 annually, the Lead Independent Director was entitled to receive an additional annual cash retainer fee of $30,000 and each of the Chairs of the AFC and RNC was entitled to receive an additional cash retainer fee of $30,000 annually. The annual cash retainer is prorated based on the anticipated period of each director’s service during the fiscal year at the time of payment. During fiscal year 2021, there were director changes. In December 2020, Mariasun Aramburuzabala Larregui and Anna Adeola Makanju were appointed to our Board of Directors with both joining the Board on December 18, 2020. Paul S. Michaels stepped down as a director on December 18, 2020 after joining the Board in 2015.

2021 Decisions: For fiscal year 2021, in light of the COVID-19 pandemic, the Board approved a 25% reduction of the cash remuneration for the fiscal year ending June 30, 2021 for each of the directors, including amounts payable for serving as the Chairman of the Board, Lead Independent Director and Chair of each of the AFC and RNC in each case, prorated as appropriate for the applicable period of service.
Annual Restricted Stock Unit Grant
Subject to stockholder approval of the Amended and Restated Stock Plan for Directors, effective in May 2020, the Board approved an increase in the annual grant of RSUs from an annual grant of 10,000 RSUs per director to 25,000 for fiscal year 2021 and thereafter. At the November 3, 2020 annual meeting of stockholders, the amended and restated Coty Inc. 2007 Stock Plan for Directors (“Coty Inc. Stock Plan for Directors”) was approved.
Each non-employee director except the Chairman was entitled to receive an annual grant of 25,000 restricted stock units (“RSUs”) under the Coty Inc. Stock Plan for Directors for fiscal year 2021. The Chairman is entitled to receive an annual grant of 50,000 RSUs. RSUs vest on the fifth anniversary of the grant date, subject to acceleration upon termination of service due to death or disability or upon a change in control and upon termination of service for any other reason if such termination occurs at least one year after the grant date, with pro rata vesting for RSUs granted within one year of the termination date. Each RSU represents the right to receive one share of the Company’s Class A Common Stock upon vesting.
Management Directors
Directors who are currently our employees generally receive no additional compensation for service on our Board. During fiscal year 2021, Ms. Nabi was the only management director on our Board, and she did not receive additional compensation for her service as director. During Mr. Harf’s term as interim Chief Executive Officer, he did not receive additional compensation in that capacity.
Reimbursement of Expenses
Directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred when attending Board, committee and stockholder meetings. Directors are also reimbursed for other reasonable expenses relating to their service on our Board, such as expenses incurred during visits to our offices and facilities.
Non-Employee Directors Compensation for Fiscal Year 2021
The following table sets forth compensation information for our non-employee directors in fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)(4)	Option Awards ($)	Total ($)
Mariasun Aramburuzabala Larregui	39,863	92,876	—	132,739
Beatrice Ballini	97,500	119,750	—	217,250
Sabine Chalmers	25,890	27,098	—	52,988
Joachim Creus	75,000	119,750	—	194,750
Nancy G. Ford (2)	—	—	—	—
Olivier Goudet	75,000	119,750	—	194,750
Peter Harf	187,500	215,550	—	403,050
Johannes Huth (2)	—	—	—	—
Anna Adeola Makanju	39,863	92,876	—	132,739
Paul S. Michaels	75,000	119,750	—	194,750
Isabelle Parize	75,000	119,750	—	194,750
Erhard Schoewel	75,000	119,750	—	194,750
Robert Singer	120,000	119,750	—	239,750
Justine Tan	75,000	119,750	—	194,750

(1)	In light of the COVID-19 pandemic, the Board approved a 25% reduction of the cash remuneration for the fiscal year ending June 30, 2021 for each of the Directors, including amounts payable for serving as the Chairman of the Board, Committee Chairs, and the Lead Independent Director. Amounts represent annual cash compensation for service as a director, Chairman, Lead Independent Director or AFC or RNC Chair, as applicable. Amounts are prorated based on the anticipated period of each director’s service during the fiscal year at the time of payment. Mses. Aramburuzabala Larregui and Makanju each served on the Board from December 18, 2020 through the 2021 annual meeting in November 2021. Their prorated annual RSU awards for service through such annual meeting were granted on December 18, 2020. The prorated annual cash retainer for each of Mses. Aramburuzabala Larregui and Makanju in the amount of $39,863 for her fiscal year 2021 service will be paid in November 2021.
(2)	Pursuant to the terms of the Investment Agreement, each of Ms. Ford and Mr. Huth has elected to waive rights to the compensation arrangements for non-employee directors as described herein.
(3)	Amounts represent the grant date fair value of RSUs issued to non-employee directors on November 15, 2020 (unless otherwise indicated) calculated in accordance with FASB ASC Topic 718. See Note 24, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for certain assumptions used to calculate the valuation. Mses. Aramburuzabala Larregui and Makanju each earned 13,287 RSUs as prorated compensation for their service as a director during fiscal year 2021 and are included in the Stock Awards total in the table, for service from December 18, 2020. The RSU award to Ms. Chalmers and Mr. Michaels were made on November 3, 2020 and November 15, 2020, respectively, and vested pursuant to the terms of the award agreements; amounts include payment of dividend equivalents accrued pursuant to the terms of the award agreements.
(4)	Presented below are the aggregate number of shares of Class A Common Stock underlying RSUs held by the non-employee directors as of June 30, 2021:

Name	Total Number of Shares of Class A Common Stock Underlying RSUs Outstanding as of June 30, 2021	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2021
Mariasun Aramburuzabala Larregui	13,287	—
Beatrice Ballini	32,808	—
Sabine Chalmers	0*	—
Joachim Creus	31,547	—
Nancy Ford	0**	—
Olivier Goudet	65,000	—
Peter Harf	117,657	—
Johannes Huth	0**	—
Anna Adeola Makanju	13,287	—
Paul S. Michaels	0*	—
Isabelle Parize	33,468	—
Erhard Schoewel	65,000	—
Robert Singer	65,000	—
Justine Tan	33,468	—

*
Pursuant to the terms of the Coty Inc. Stock Plan for Directors (formerly, the amended and restated Coty Inc. 2007 Stock Plan for Directors), upon their departures from the Board, a pro rata portion of the RSUs awarded to each of Ms. Chalmers and Mr. Michaels were entitled to vest in full and the remainder were forfeited.

**	Pursuant to the terms of the Investment Agreement, each of Ms. Ford and Mr. Huth has elected to waive rights to the compensation arrangements for non-employee directors as described herein.
EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information concerning our executive officers as of September 21, 2021. Information regarding Ms. Nabi is set forth above under “Proposal No. 1: Election of Directors—Director Nominees”.

Name	Age	Position Held(1)
Sue Y. Nabi	53	Chief Executive Officer
Laurent Mercier	51	Chief Financial Officer
Kristin Blazewicz	43	Chief Legal Officer and General Counsel
Anna von Bayern	43	Chief Corporate Affairs Officer
Gordon von Bretten	48	Chief Transformation Officer
(1) As of September 1, 2020, in conjunction with Ms. Nabi joining the Company as Chief Executive Officer, the Company’s leadership was refined and the Executive Committee was reconstituted.
Laurent Mercier has served as Chief Financial Officer and a member of our Executive Committee since February 2021. Mr. Mercier oversees our finance organization. Prior to his appointment as Chief Financial Officer he served as Coty’s Deputy CFO since May 2020 and previously as the CFO of Coty’s Luxury business since November 2017. Prior to joining Coty, Mr. Mercier worked in finance at Danone, S.A. a leading global food processing group, for 20 years, including serving in the role of VP of Finance for its European Dairy business from 2014 to 2017, CFO of Evian Volvic Germany and CFO for Asia, Middle East and Africa. Mr. Mercier holds a degree from the École Supérieure des Sciences Economiques et Commerciales (ESSEC).
Kristin Blazewicz has served as Chief Legal Officer, General Counsel and Secretary since March 15, 2020 and is a member of our Executive Committee. She is responsible for overseeing the Company’s legal and compliance affairs worldwide. Prior to joining the Company, Ms. Blazewicz served most recently as Vice President, Assistant

General Counsel at Keurig Dr Pepper Inc., a coffee and beverage company, where she held various positions of increasing responsibility from January 2013, where she was responsible for a number of areas, including securities, corporate governance, finance and mergers and acquisitions. Prior to that, she was an associate at Gibson Dunn & Crutcher, a law firm, from 2006 to January 2013. Ms. Blazewicz brings more than fifteen years of in-house and law firm experience and has lived and worked in several global locations including her native U.S., China and the Netherlands. Ms. Blazewicz received a Juris Doctor and a Master of Laws in International Law and Legal Studies from Duke University School of Law and a Bachelor of Science in Business Administration and Management, magna cum laude, from the University of Vermont and studied international business at Wirtschaftsuniversitat Wien in Vienna, Austria.
Anna von Bayern has served as Chief Corporate Affairs Officer and a member of our Executive Committee since September 1, 2020. Ms. von Bayern is a journalist, moderator and author of two. bestselling political biographies. She started and has anchored the first political talk show “Die Richtigen Fragen” on BILD, Germany's most widely followed media brand, since 2016. Through these experiences, she has established a strong reputation among her peers in the press and has gained a strong understanding of both the beauty industry and the communications landscape. She began her career at Publicis Consultants in Paris in 2001 and then attended Journalism School (Axel Springer Academie) in Berlin. She was a political correspondent for BILD am Sonntag and a member of the Federal Press Conference. She also runs the Lichtblick Children and Youth Foundation, in Munich, for children with special needs. Ms. Von Bayern holds a BA in History and Politics, Phi Beta Kappa, from Stanford University, a MA in Creative Writing from the University of East Anglia, and a Master’s degree in Politics, Philosophy and Economics from Ludwig-Maximilians-University. She was a Young Leader of Atlantik-Brücke and of the American Council on Germany.
Gordon von Bretten has served as Chief Transformation Officer and a member of our Executive Committee since May 2020. Mr. von Bretten has more than 25 years of experience in creating value and performance enhancement. Prior to joining the Company, from 2015, he served as an operating partner at KKR Capstone, a team of operating professionals at KKR, focusing on corporate carve-outs and procurement and supply chain value creation across the KKR private equity portfolio. Prior to that, he was part of the senior management team at KlöcknerPentaplast Group, a plastics manufacturer, where he drove significant performance improvement, and spent 15 years in management consulting, most recently with AlixPartners and A.T. Kearney, where he focused on corporate turnarounds and implementing sustainable cost reductions. Mr. von Bretten holds a Bachelor degree in International Business from IBS, Lippstadt (Germany) and an M.B.A. from Wilfrid Laurier University in Waterloo (Canada).
Each executive officer serves for a one-year term ending at the next meeting of our Board at which executive officers are elected or, if earlier, his or her death, resignation or removal, subject to his or her applicable employment agreement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table shows the number of shares of our Class A Common Stock beneficially owned as of September 10, 2021, by (i) each person who is known by us to own beneficially more than 5% of our Class A Common Stock, (ii) each current member of our Board of Directors and Director nominees, (iii) each named executive officer, as identified below, and (iv) all current directors on our Board, nominees and executive officers, as a group. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed.
    Applicable percentage ownership is based on 816,065,849 outstanding shares of Class A Common Stock as of September 10, 2021, except that the percentage for KKR Rainbow Aggregator (KKR Investor) with respect to common stock has been calculated taking into effect the sales completed on August 27, 2021 and September 10, 2021, and assuming the conversion of the outstanding shares of Series B Preferred Stock held by it based on the liquidation preference and dividends accrued through September 10, 2021 and no other changes to our capital structure. Accordingly, percentage ownership amounts do not assume the conversion of any outstanding shares of Series B Preferred Stock held by HFS Holdings S.à r.l. All of the computations and share amounts used herein do not give effect to any accretion on the Series B Shares after September 10, 2021.

    In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 10, 2021 and subject to RSUs that are vested but not settled or that are going to vest and are expected to settle within 60 days of September 10, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Class A Common Stock Beneficially Owned (September 10, 2021)
Name of Beneficial Owner	Shares(1)		%
Cottage Holdco B.V./JAB Cosmetics B.V.	463,853,684	(2)(3)	56.8(4)
KKR Rainbow Aggregator L.P.	99,584,349	(5)	10.9(4)
Sue Nabi	10,000,000	(3)	1.2
Laurent Mercier	96,016		*
Kristin Blazewicz	301,142		*
Anna von Bayern	333,242		*
Gordon von Bretten	150,948		*
Pierre-André Terisse	795,208		*
Maria Asuncion Aramburuzabala Larregui	—		*
Beatrice Ballini	—		*
Joachim Creus	—		*
Nancy G. Ford	—		*
Olivier Goudet	529,129	(6)	*
Peter Harf	12,334,548	(6) (7)	1.5(4)
Johannes Huth	1,000,000		*
Anna Adeola Makanju	—		*
Isabelle Parize	36,225		*
Erhard Schoewel	401,473		*
Robert Singer	446,482		*
Justine Tan	—		*
All current Directors, Nominees and current Executive Officers as a Group (17) persons)	25,629,205	(6)(7)	3.1(4)

*	Less than one percent
(1)	Includes RSUs that are vested but not settled or that will vest and are expected to settle within 60 days of September 10, 2021. The RSUs issued to the non-employee directors as compensation, and shown in footnote 3 to the Non-Employee Directors Compensation for Fiscal Year 2021 table above, represent the right to receive shares of Class A Common Stock after termination of service as a member of the Board and thus may be deemed to be beneficially owned by such non-employee directors. These shares are not included in the “Shares” column.

(2)
Based solely on a Form 4 filed with the SEC on May 28, 2021. Cottage Holdco B.V., a private limited liability company organized under the laws of the Netherlands, and a wholly owned subsidiary of JAB Cosmetics B.V., a private limited liability company organized under the laws of the Netherlands, has voting power and dispositive power over these shares. JAB Cosmetics B.V., a direct subsidiary of JAB Holdings B.V. and an indirect subsidiary of Lucresca SE (“Lucresca”), Agnaten SE (“Agnaten”), each of which is a company with its registered seat in Austria, and JAB Holdings B.V., a Netherlands corporation, Lucresca and Agnaten indirectly have shared voting and investment control over the shares held by Cottage Holdco B.V. Lucresca and Agnaten are each controlled by Renate Reimann-Haas, Wolfgang Reimann, Stefan Reimann-Andersen and Matthias Reimann-Andersen, who with Peter Harf and Olivier Goudet exercise voting and investment authority over the shares held by JAB Cosmetics B.V. Lucresca, Agnaten, JAB Cosmetics B.V. and JAB Holdings B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities except to the extent of a pecuniary interest therein. The address of Lucresca and Agnaten is Rooseveltplatz 4-5/Top 10, A-1090 Vienna, Austria and the address of Cottage Holdco B.V., JAB Cosmetics B.V. and JAB Holdings B.V. is Piet Heinkade 55 1019 GM Amsterdam, the Netherlands.

(3)	Shares beneficially owned by Cottage Holdco B.V. include 10,000,000 shares of Class A Common Stock that it has agreed to transfer to Sue Nabi in connection with the vesting on August 31, 2021 of 10,000,000 RSUs, pursuant to the Equity Transfer Agreement described above in “Certain Relationships and Related Party Transactions - Equity Transfer Agreement”.
(4)
KKR and HFS Holdings S.à r.l, which is beneficially owned by Peter Harf, together beneficially own all of the outstanding shares of Series B Convertible Preferred Stock as of the date of this filing. Assuming the full conversion of the outstanding shares of Series B Convertible Preferred Stock held by KKR, and no other changes in capitalization (and including the impact of accrued dividends through September, 2021), the beneficial ownership percentage of Class A Common Stock and related voting power would be approximately:
•Cottage Holdco B.V./JAB Cosmetics : 50%;
•KKR Rainbow Aggregator LLP: 10.9%
•Peter Harf/HFS Holdings: 1.3%
•All current Directors, Nominees and current Executive Officers: 2.8%

Assuming the full conversion of the outstanding shares of Series B Convertible Preferred Stock held by both KKR and HFS Holdings S.à r.l,, and no other changes in capitalization (and including the impact of accrued dividends through August 31, 2021), the beneficial ownership percentage of Class A Common Stock and related voting power would be approximately:
•Cottage Holdco B.V./JAB Cosmetics : 49%;
•KKR Rainbow Aggregator LLP: 10.6%
•Peter Harf/HFS Holdings: 4.0%
•All current Directors, Nominees and current Executive Officers: 2.7%

(5)
Based solely on a Schedule 13D/A and a Prospectus filed pursuant to Rule 424(b)(7), each filed with the SEC on September 9, 2021 and September 8, 2021, respectively, and a Form 4 filed with the SEC on September 9, 2021, and the Company’s calculation of accrued dividends. Represents 568,367 shares of Series B Convertible Preferred Stock that are convertible into shares of Class A Common Stock beneficially owned by KKR Rainbow Aggregator L.P., a Delaware limited partnership (following the completion of the sale on August 27, 2021 of 146,057 shares of Series B Convertible Preferred Stock to HFS Holdings S.à r.l and the completion of the sale on September 10, 2021 of 50,000,088 shares of Class A common stock (upon conversion of Series B Convertible Preferred Stock).

KKR Rainbow Aggregator GP LLC is the general partner of KKR Rainbow Aggregator L.P. KKR European Fund V (USD) SCSp is the sole member of KKR Rainbow Aggregator GP LLC. KKR Associates Europe V SCSp is the general partner of KKR European Fund V (USD) SCSp. KKR Europe V S.a r.l. is the general partner of KKR Associates Europe V SCSp. KKR Europe V Holdings Limited is the sole shareholder of KKR Europe V S.a r.l. KKR Group Partnership L.P. is the sole member of KKR Europe V Holdings Limited. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. Each of these persons may also be deemed to be the beneficial owner having shared voting and shared investment power over the securities beneficially owned by KKR Rainbow Aggregator L.P. The address of these persons, other than Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001 and the address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Menlo Park, CA 94025. See “Certain Relationships and Related Party Transactions — Relationship with KKR”.

(6)	Each of Messrs. Creus, Harf and Goudet and Ms. Tan disclaim beneficial ownership in any shares held by Cottage Holdco B.V. and JAB Cosmetics B.V. except to the extent of a pecuniary interest therein.
(7)
As a result of the beneficial ownership by HFS Holdings S.à r.l (which is beneficially owned by Peter Harf), of 146,057 shares of Series B Convertible Preferred Stock, Peter Harf may be deemed to beneficially own an additional 25,569,784 shares of Class A Common Stock (assuming full conversion of the shares of Series B Convertible Preferred Stock held by HFS Holdings S.à r.l based on the liquidation preference and dividends accrued through September 10, 2021).

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such forms, or written representations from certain reporting persons that no other reports were required for those persons, we believe that all filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were complied with during fiscal year 2021, except that, due to administrative error, each of Ms. Aramburuzabala Larregui and Ms. Makanju filed late a Form 4 Report reporting the grant of an RSU award, each of Ms. Zafar and Ms. Jaeckin filed a late Form 4 reporting the vesting of an RSU grant, Ms. Parize filed a late Form 4 reporting a purchase, and Ms. Aramburuzabala Larregui, filed a late Form 3.

PROPOSAL NO. 2
APPROVAL OF ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on a non-binding advisory basis, to approve compensation paid to our named executive officers. Executive compensation is disclosed in our “Compensation Discussion and Analysis” (“CD&A”) and the tables and text following the CD&A.
We believe that our compensation program is competitive, stimulates business growth through long-term incentives, and further aligns the named executive officers’ interests with those of the Company’s stockholders. We also believe that our compensation program is effectively designed to attract and retain high quality talent.
Proposal: In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the CD&A, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders.
Recommendation: The Board recommends voting FOR the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the CD&A and related compensation tables and discussion in the Proxy Statement.
Vote Required: This advisory vote, commonly referred to as “Say-on-Pay”, requires the affirmative vote of a majority of the votes cast. The advisory proposal is not binding on our Board. However, our Board values our stockholders’ opinions and the RNC will take into account the outcome of the advisory vote when considering future named executive officer compensation. The Board has adopted a policy providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will occur in 2022.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This section of the Proxy Statement describes our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made for fiscal year 2021 with respect to the compensation of each of our named executive officers (“NEO”) for fiscal year 2021. In support of our ongoing transformation and the design of our strategic roadmap for future growth,continued to make a number of organizational and executive changes which occurred during fiscal year 2021 including the appointment of an interim and new Chief Executive Officer and Chief Financial Officer. As a result, our NEOs for fiscal year 2021, who are the executive officers who appear in the Summary Compensation Table below, are:
•    Sue Y. Nabi, Chief Executive Officer (serving since September 2020);
•Laurent Mercier, Chief Financial Officer (serving since February 2021);

•Kristin Blazewicz, Chief Legal Officer and General Counsel (serving since March 2020);
•Anna von Bayern, Chief Corporate Affairs Officer (serving since September 2020);
•Gordon von Bretten, Chief Transformation Officer (serving since May 2020);
•Peter Harf, former Interim Chief Executive Officer (served from May 31, 2020 until the arrival of Ms. Nabi on September 1, 2020); and
•Pierre-André Terisse, former Chief Financial Officer (served from February 1, 2019 until February 15, 2021).
Overview of Executive Compensation Philosophy & Objectives
The Company’s compensation programs for our NEOs are designed to attract, retain, motivate and reward leaders who create value for the Company and its stockholders. Accordingly, the Company seeks to provide competitive compensation with components that:
•pay for performance by rewarding executives for leadership excellence and financial performance in line with the Company’s strategic goals; and
•align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.
Elements and Design of Executive Compensation
Our standard NEO compensation program consists of base salary, annual cash incentive awards under our Annual Performance Plan (“APP”) and long-term equity awards under our Equity and Long-Term Incentive Plan, as from time to time amended (“ELTIP”). In addition, to encourage executive stock ownership to align the executives’ interests with stockholder interests, we established our Elite stock investment program (“Elite”) and adopted stock ownership guidelines. We also provide certain benefits and perquisites in line with general practice in the country in which the NEO resides and certain payments in lieu of pensions. Except under unusual circumstances such as the recent global pandemic, variable pay under our APP and ELTIP has been and will continue to be the most significant element of our standard NEO compensation program. Annual salary generally accounts for less than 25% of total annual target compensation.
In light of the new executive appointments, the impacts of the COVID-19 pandemic on the Company’s business and various business challenges, the Board and the RNC carefully reviewed the compensation packages of the newly appointed executives as well as appropriate modifications to the compensation packages for the continuing executives for fiscal year 2021. Accordingly, in light of peer comparisons and in order to remain competitive and retain and further incentivize key executives in connection with the Company’s business strategy and environment, the RNC considered the impact of modifying the standard compensation program and reviewed and approved certain additions and changes to the program that are discussed in more detail below. The employment agreements are described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.
The Company’s fiscal year 2021 standard executive compensation program applicable to the NEOs consisted of the following principal elements (changes applicable solely for the 2021 fiscal year are indicated as “FY21 only”):

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary
Compensation Peer Group analysis, adjusted, as applicable, to reflect merit-based increases.
FY21 only: No salary increases except in countries where it is mandatory. Individual increases may apply in case of a promotion or major retention issues.
		Cash	Except with respect to their own compensation, the Chief Human Resources Officer (“CHRO”) and the CEO recommend, subject to RNC review and approval.
APP: Annual Incentive
Collective performance as defined by core business performance metrics applicable to each NEO.
FY21 only: No bonus award granted for 2021 in line with current business environment and resulting Company business performance results.
		Cash	Except with respect to their own compensation, the CHRO and the CEO recommend, subject to RNC approval of: (i) NEO participation level in and awards under the annual incentive program and (ii) corporate and business unit objectives. RNC determines performance against corporate and business unit objectives.
ELTIP: Long-Term Incentive
Compensation Peer Group analysis adjusted to reflect the total pool size and subjective review of NEO individual performance.
FY21 only: Award value reflects a 20% reduction from 2020 levels, but RSUs vest equally over three years, rather than five-year graded vesting.
		FY21 only: Employee election at time of grant to opt for restricted cash award or RSU, each with a three-year graded vesting period from the grant date.	Except with respect to their own compensation, the CHRO and the CEO recommend target grant levels for each NEO, subject to RNC approval of: (i) target grant levels and (ii) evaluation of performance against target.

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Elite: Stock Investment Program
NEO investment in Class A Common Stock
Currently re-evaluating the Elite program, including levels of required share ownership for our senior leaders and the opportunity for matching awards commensurate with investment.
		Matching awards of Elite Stock Options or Series A or A-1 Preferred Stock that generally vest over a five-year period after the grant date. Each award is subject to full or partial forfeiture in the event that the NEO does not achieve and maintain a minimum level of Class A Common Stock ownership	Except with respect to their own compensation, the CHRO and the CEO recommend, subject to RNC approval of: target investment levels for each NEO.
The Company believes that the program plays a key role in providing the appropriate incentives to drive success, which in turn, should help drive improved operating and financial results reflected in improved total stockholder return.

Fiscal Year 2021 Compensation Decisions and Structure
Base Salary and Target Incentive Compensation Determinations
The RNC annually reviews the structure of the Company’s executive compensation program and, within that program, each executive officer’s target total direct compensation, which is comprised of annual base salary, target annual cash bonus (short-term incentive) and target annual equity-based compensation (long-term incentive). These targets are generally based on a percentage of the NEO’s annual base salary and level and scope of responsibility and are reviewed regularly. To balance incentives to achieve short-term and long-term success, NEOs’ compensation includes annual grants of long-term equity-based compensation under the ELTIP as well as annual cash awards under our APP, as described in more detail below.
Competitive Compensation. Our compensation program for our NEOs is designed to compensate our NEOs competitively to ensure that we attract and retain the right talent to deliver stockholder value. We benchmark our compensation against a peer group of companies that includes companies against whom we compete for key talent (the “Compensation Peer Group”), which is described more fully below. We target total direct NEO compensation at or around the median of the Compensation Peer Group and provide the NEOs with the opportunity to earn total direct compensation toward the third quartile of the Compensation Peer Group based on exceptional performance.
Annual Salary Determination. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Consistent with our pay-for-performance philosophy, base salary generally accounts for less than 25% of each NEO’s fiscal year 2021 target total direct compensation. However, in light of the impacts of the COVID-19 pandemic on the Company’s business and various business challenges, the APP cash bonus program was suspended for fiscal year 2021. Salary levels are typically set and reviewed by the RNC annually and in connection with the appointment of a new executive. Salaries and any salary increases are approved by the RNC after a comparative analysis of base salaries for similar positions among the Compensation Peer Group. When determining base salaries, the RNC considers external competitive market conditions in addition to total direct compensation targets and personal performance and internal comparisons.

2021 Decisions Relating to Salary. For the fiscal year 2021 compensation review, in light of the new executive appointments, the impacts of the COVID-19 pandemic on the Company’s business and various business challenges, salaries remained at current levels, except in exceptional cases due to promotion or retention needs as well as executive transitions, including:
•Ms. Nabi was appointed to the position of Chief Executive Officer, effective by September 1, 2020. Ms. Nabi is entitled to receive an annual base salary of EUR 3,000,000 (equal to $3,584,348). Ms. Nabi has been earning her annual salary since September 1, 2020 and will receive a retroactive payment of these accrued amounts in fiscal 2022.
•Mr. Mercier’s new salary of EUR 500,000 (equal to $597,391) reflected his promotion from Deputy Chief Financial Officer to Chief Financial Officer, effective February 15, 2021.
•Mr. Terisse stepped down from his position as Chief Financial Officer in December 2020, serving in that role until February 15, 2021. Under the Settlement agreement dated December 8, 2020, the parties agreed Mr. Terisse’s employment would continue until the earlier of February 1, 2022 or his last day of employment. During this transition period, the Company will pay the Mr. Terisse his regular salary and provide him with his regular benefits.
•The initial salary for Ms. von Bayern, who commenced her service as Chief Corporate Affairs Officer on September 1, 2020, was based in large measure on competitive benchmarking and her experience levels and past success, and was set at EUR 750,000 (equal to $896,087).
•The initial salary for Mr. von Bretten, who commenced his service as Chief Technology Officer in September 2020, was based in large measure on competitive benchmarking and his experience levels and past success, and was set at $1,400,000 payable in euros.
Annual, Variable Performance-Based Pay. The APP, our annual cash bonus plan, has historically been a key component of the compensation program for our NEOs. Our APP is designed to stimulate achievement of business results by linking highly performance-based, at-risk annual cash incentives up to a set maximum amount to the achievement of collective performance targets. The RNC establishes collective targets based on key business objectives that we believe drive Company performance and stockholder value. We generally believe that setting several, interdependent, collective targets provides meaningful metrics and aligns the APP with Company and divisional performance (through the use of the core business performance metrics).
For example, in fiscal year 2020, the APP targets for the first half of the fiscal year reflected performance metrics that focused on enhancing profitability and deleveraging the balance sheet, to provide an opportunity to step up the Company’s commercial investments while simultaneously driving significant operating margin expansion and reducing debt. The three equally weighted performance measures for the first half of fiscal year 2020 were gross margin as a percent of net revenue, adjusted operating income and free cash flow. The three APP performance targets for the second half of fiscal year 2020 continued to focus on profitability and prioritizing top-line performance. The three equally weighted performance measures for the second half of fiscal year 2020 were net revenue year-on-year percentage growth, gross margin as a percent of net revenue and adjusted operating income or direct business contribution, as applicable, with threshold free cash flow and adjusted operating income on a Company-wide basis as a qualifier for any APP payout for the second half of fiscal year 2020. By carefully aligning the APP targets to the delivery of core strategic priorities, we believe that the APP encourages, reinforces and rewards delivery of financial and operational performance that should directly impact stockholder value.

2021 Decisions Relating to Annual, Variable Performance-Based Pay. For fiscal year 2021, in light of the impacts of the COVID-19 pandemic on the Company’s business and various business challenges, and in order to limit cash expense in support of our transformation plan and deleveraging initiatives, the APP cash bonus program was suspended. When the APP resumes in fiscal 2022, our expectation is that our NEOs will not participate, as their variable compensation will be comprised entirely of annual equity incentive awards.
Long-Term Incentive Compensation
Annual Equity-Based Compensation Awards. We seek to closely align the interests of our NEOs with those of our stockholders through a compensation program in which a significant portion of total compensation is paid through equity-based long-term incentives. We have adopted the ELTIP, which governs all equity awards granted to employees after its adoption in 2013, including awards under Elite (as discussed below). Long-term equity-based compensation provides direct alignment between our NEOs’and stockholders’ interests. Generally, the RNC determines a target value for annual equity-based awards for each NEO generally based on level, job scope and impact. Typically, these annual awards are made in the form of RSUs under the ELTIP with a five-year graded vesting period tied to continued employment with the Company. The RNC believes this form and term would help ensure long-term retention of key executive talent and a longer-term strategic perspective. Our equity compensation programs are intended to encourage retention of, and long-term focus by, our NEOs by giving them an ownership stake in our future growth and financial success.
Although we do not tie our long-term incentive awards to specific performance goals, the RSU awards are intended to align the interests of our NEOs with the interests of our shareholders. In particular, as our NEOs are accountable for the successful implementation of our multi-year transformation plan and deleveraging initiatives, as well as the development and execution of our new strategic pillars, the RNC considers service-vested equity awards to appropriately incentivize the achievement of long-term business performance goals and sustainable growth.

2021 Decisions Relating to the ELTIP. For fiscal year 2021, in light of the impacts of the COVID-19 pandemic on the Company’s business and various business challenges, the annual incentive award under the ELTIP was in the form of RSUs, with an election, at grant, to receive the award either as a restricted cash award or RSU. The individual RSUs have a three-year graded vesting period, rather than five-year graded vesting.
Compensation Arrangements for Named Executive Officers. With the hiring or promoting of several new executive officers in fiscal year 2021, including Ms. Nabi, Ms. von Bayern and Mr. Mercier, the RNC carefully considered the appropriate levels and mix of compensation to establish incentives that are linked to the Company’s goals and align the executives’ interests with those of the stockholders and are also consistent with internal and external competitive comparisons. It also continued implementation of more standardized confidentiality, non-competition, and non-solicitation agreements.
Certain unique compensation arrangements for Named Executive Officers in fiscal 2021 include:
Appointment of Sue Nabi as Chief Executive Officer. The initial compensation package for Ms Nabi, who commenced her service as Chief Executive Officer on September 1, 2020, was based in large measure on competitive benchmarking and her experience levels, industry expertise and her expected future contributions to the Company’s transformation. Under this arrangement she will be entitled to an initial annual salary of EUR 3,000,000 (equal to $3,584,348). Ms. Nabi will not be eligible to participate in the annual cash incentive program (APP). In order to align Ms. Nabi’s interests with those of our shareholders and to motivate her stewardship of the Company’s strategy over the longer-term, the Board approved a one-time sign-on award of 30,000,000 RSUs under the Company’s ELTIP, which was granted on June 30, 2021. The award will vest and settle in 10,000,000 shares of the Company’s Class A Common Stock on each vesting date of August 31, 2021, August 31, 2022 and August 31, 2023. As discussed above, Cottage Holdco B.V., the Company’s largest stockholder and a wholly-owned subsidiary of JAB Holding Company S.à r.l., has agreed, pursuant to an equity transfer agreement, to transfer one-half of the total number of shares of Class A Common Stock owed to her if and when the RSU award vests, which is expected to mitigate the dilutive impact of the award. Ms. Nabi will not be entitled to receive additional grants pursuant to the ELTIP. She participates in the employee benefit plans generally made available to senior officers of the Company of the country where her employment contract is based. In determining the initial compensation package, the Board was mindful of the significant challenges facing the Company and the need recruit a CEO with the vision and skills needed to achieve the transformation goals and to drive the Company’s performance to a sustained level.
Appointment of Laurent Mercier as Chief Financial Officer. On December 8, 2020, the Board appointed Laurent Mercier as Chief Financial Officer of the Company, effective February 15, 2021 based in large measure on his experience level, deep knowledge of the Company’s business and operations, and performance in implementing the Company’s transformation initiatives. Prior to his promotion to Chief Financial Officer, Mr. Mercier served as Coty’s Deputy Chief Financial Officer since May 2020 and previously as the Chief Financial Officer of Coty’s Luxury business since November 2017. Under Mr. Mercier’s compensation arrangement, he is entitled to an annual salary of EUR 500,000 (equal to $597,391). Mr. Mercier is entitled to an APP cash bonus target of 50% of his annual base salary and will receive an annual grant of RSUs under the Company’s ELTIP with a grant date value equal to $650,000. Mr. Mercier participates in the employee benefit plans generally made available to senior officers of the Company in the Netherlands.
Resignation of Pierre-André Terisse as Chief Financial Officer and Chief Operating Officer. On December 8, 2020, Pierre-André Terisse, resigned his position as Chief Financial Officer and Chief Operating Officer of the Company effective February 15, 2021. Coty Management B.V. entered into a settlement agreement with Mr. Terisse in connection with his resignation under which Mr. Terisse will continue his employment during a transition period from February 16, 2021 until the earlier of his last day of employment or February 1, 2022 (“Termination Date”). He will receive fixed remuneration and benefits in kind until the Termination Date. All outstanding equity awards will be forfeited and cancelled as of the Termination Date. Mr. Terisse will not receive any ELTIP awards, annual cash incentive for fiscal year 2022 or any severance payments. In addition, the RNC approved the accelerated vesting of the 984,252 RSUs granted to Mr. Terisse in connection with the successful completion of the strategic transaction with respect to its Wella Business. These RSUs fully vested on December 30, 2020. The Company did not appoint a new Chief Operating Officer.
Arrangements with Ms. Blazewicz. Ms. Blazewicz has been the Chief Legal Officer of the Company since March 15, 2020. In October 2020, in connection with her relocation to the U.S., the RNC approved a new U.S.-based employment agreement for Ms. Blazewicz with comparable compensatory terms. Under this arrangement, she is entitled to receive an annual salary of $750,000. Ms. Blazewicz also received a sign-on bonus in the amount of $120,000, which was paid in October 2020. Ms. Blazewicz is not eligible to participate in the annual cash incentive program but is eligible to receive equity awards under the Company’s ELTIP. To reflect her position as Chief Legal Officer and member of the Executive Committee, in October 2020, the Board approved a one-time RSU award with a grant date value of $2,900,000 million which will vest in three equal installments each on October 19, 2021, October 19, 2022 and October 19, 2023. Ms. Blazewicz will be eligible for an annual grant of RSUs under the Company’s ELTIP with a grant date value equal to $2,900,000. She is also eligible to participate in the Coty Elite program. Ms. Blazewicz will participate in the standard benefits of the country where her employment contract is based.
Appointment of Ms. von Bayern as Chief Corporate Affairs Officer. The initial compensation package for Ms. von Bayern who commenced her service as Chief Corporate Affairs Officer on September 1, 2020, was based in large measure on competitive benchmarking and her experience levels and past success and reflected her position as Chief Corporate Affairs Officer and member of the Executive Committee. Under this arrangement she will be entitled to receive an initial annual salary of EUR 750,000 (equal to $896,087). Ms. von Bayern also received a sign-on bonus in the amount of $136,547. Ms. von Bayern will not be eligible to participate in the annual cash incentive program but will be eligible to receive equity awards under the Company’s ELTIP. To reflect her position as Chief Corporate Affairs Officer and member of the Executive Committee, in October 2020, the Board approved a one-time RSU award with a grant date value of $2,900,000 which will vest in three equal installments, each on October 19, 2021, October 19, 2022 and October 19, 2023. Ms. von Bayern will be eligible for an annual grant of RSUs under the Company’s ELTIP with a grant date value equal to $2,900,000. She will also be eligible to participate in the Coty Elite program. Ms. von Bayern will participate in the standard benefits of the country where her employment contract is based.
Arrangements with Mr. von Bretten. Mr. von Bretten joined the Company in May 2020 as Chief Transformation Officer. The initial compensation package was based in large measure on competitive benchmarking and his experience levels and past success and to reflect his new position as Chief Transformation Officer and member of the Executive Committee. The RNC approved a base salary for Mr. von Bretten in the amount of $1,400,000 payable in euros and a sign-on bonus of RSUs with a grant date value of $2,900,000 vesting in three equal installments over three years. In September 2020, in order to provide Mr. von Bretten with protection in case of termination (except for cause) by the Company, the RNC amended his initial sign on bonus of RSUs to provide for accelerated vesting of a portion of such RSUs upon a termination that occurs in certain periods prior to December 2021, and awarded an additional cash sign on bonus to be paid in three installments: $697,000 paid in September 2020, $250,000 paid in January 2021 and $250,000 to be paid in January 2022. As his annual bonus, in lieu of LTIP and APP awards, Mr. Bretten will receive annual equity awards, at his election, either (a) annual grants of shares of Class A Common Stock or (b) annual grants of restricted cash awards, each stock or cash award with a value of US$2,900,000. The shares or cash, as applicable, will vest in three equal installments from the anniversary of the grant date ($967,000 per year). He will also be eligible to participate in the Coty Elite program. Mr. von Bretten will participate in the standard benefits of the country where his employment contract is based.
Stock Ownership - The Elite Program. We strongly believe in encouraging stock ownership by our NEOs. In conjunction with the stock ownership guidelines discussed below, we have designed certain other equity compensation programs to promote stock ownership and investment in the Company in order to align the interests of our executives with those of our stockholders.

During fiscal year 2017, in connection with the acquisition of the P&G Beauty Business, we replaced our earlier equity programs with the Elite program under our ELTIP (collectively, the “Executive Ownership Programs”). Executives enrolled in Elite are assigned a level of investment in our shares of Class A Common Stock corresponding to their job level and business scope. Pursuant to the program, they subscribe to purchase shares of Class A Common Stock and are awarded matching stock options to purchase Class A Common Stock (“Elite Stock Options”) or, in specific instances, instead purchase Series A or Series A-1 Preferred Stock (collectively, the “Series Preferred Stock”) based on their assigned investment level. The Elite Stock Options or Series Preferred Stock generally fully vest over five years from the grant date but are subject to forfeiture, in whole or in part, if the executive does not own and maintain his or her investment level or subscription amount (as described further below) of Class A Common Stock, or is no longer employed by the Company, through the vesting date.
More specifically, under Elite, each executive subscribes to a certain level of investment in Class A Common Stock (the “Subscription Amount”) equal to at least 60% (and up to 100%) of his or her designated individual investment opportunity (the “Investment Target Value”). For each share of Class A Common Stock purchased (each, an “Elite Share”) up to the Subscription Amount, the executive receives three matching Elite Stock Options, which award of Elite Stock Options is made upon the executive’s entry into Elite, or purchases three matching shares of Series Preferred Stock at a purchase price equal to $0.01 per share in the case of Series A Preferred Stock and $0.10 per share in the case of Series A-1 Preferred Stock. Each executive generally has a one-year investment period (the “Investment Period”) to purchase Elite Shares to meet his or her Subscription Amount, other than Ms. Nabi, who is not eligible to participate in the Elite program under her compensation package, as described above.
At the end of the Investment Period, if the executive has purchased Elite Shares equivalent to his or her Subscription Amount, the executive retains (and is eligible to vest in), the full number of matching Elite Stock Options or Series Preferred Stock awarded. However, if the executive has achieved less than 60% of his or her Investment Target Value during the Investment Period, all matching Elite Stock Options or Series Preferred Stock, as applicable, are immediately cancelled and forfeited. If the executive has achieved at least 60% of the Investment Target Value but less than the Subscription Amount, the matching Elite Stock Options or Series Preferred Stock are pro-rated to match the actual investment level with the balance immediately cancelled and forfeited pursuant to their terms.
Upon exchange of vested Series Preferred Stock under the Elite program, the executive receives, in cash or shares, at our sole election, the fair market value of our Class A Common Stock on the exchange date of the Series Preferred Stock less the sum of the fair market value of our Class A Common Stock on the original issue date of the Series Preferred Stock and a “hurdle” price specified in the executive’s subscription agreement. The Series Preferred Stock generally vests on the earlier of five years after the grant date, the executive’s death or disability or termination under certain circumstances following a change in control. As such, the benefit provided under the Series Preferred Stock will always be based solely on the increase in value of our Class A Common Stock after the date of grant and the Series Preferred Stock will not have any value until the value of our Class A Common Stock exceeds the value of such shares on the date of grant plus the specified hurdle. We issue Series Preferred Stock to certain foreign executives because it may provide executives with the potential for long term capital gain treatment under the laws of one or more non-U.S. tax regimes.
Shares purchased under these programs are not taken into account when benchmarking executive compensation. For information on the NEOs’ holdings of Elite Stock Options and Series Preferred Stock under the Executive Ownership Programs, see “Outstanding Equity Awards at 2020 Fiscal Year End”.
We use the Binomial Lattice methodology and have used the Black-Scholes methodology to value Series Preferred Stock awards and the Black-Scholes methodology to value stock option awards.

2021 Decisions Relating to Stock Ownership - The Elite Program. We are currently re-evaluating the Elite program, including levels of required share ownership for our senior leaders and the appropriate method to achieve and incentivize the attainment of such ownership levels. We believe that the equity grants awarded to Named Executive Officers in fiscal 2021, which reflect a significant proportion of compensation during a challenging fiscal year, provide a meaningful alignment with shareholder interests, as described below, in lieu of the matching options under the existing Elite Program.

Fiscal Year 2021 Long-Term Equity Compensation
Annual Awards. Annual long-term equity awards granted under the ELTIP in fiscal year 2021 were awarded in October 2020. Solely for this 2021 annual grant, the individual participants had the option to elect to receive the award as either a restricted cash award or a RSU. The size of the total pool for equity-based awards to our employees as a whole under the ELTIP (including the NEOs) is based on the total number of employees and their target or notional grants for their respective job levels. When deciding whether to award annual grants, the RNC considers the collective performance of Coty Inc. during the fiscal year on which the awards are based and, where applicable, an employee’s individual performance in the fiscal year. All annual long-term equity awards granted to our NEOs in fiscal year 2021 were awarded in the form of RSUs with a three-year graded vesting period, rather than five-year graded vesting, tied to continued employment with the Company.
The RNC considers several factors when determining long-term incentive awards for each NEO. Notional grants or target awards are established for each role. Then, these target awards may be adjusted based on the RNC’s determination of the total pool size and, in extraordinary circumstances, its review of the NEO’s individual overall performance during the fiscal year. There is no relationship between the timing of the granting of awards and our release of material non-public information.
The RNC determined that the maximum number of RSU awards available for the annual grant in fiscal year 2021 was 15,576,323 RSUs, based on the total number of employees and their target or notional grants for their respective job levels. The annual awards for Mr. Mercier had a target value of $499,999, and the annual award for each of Mses. Bayern and Blazewicz had a target value of $2,900,000. After assessing the individual performance of each NEO, the RNC awarded each NEO his or her full target award. The number of RSUs granted was calculated by dividing the target value by the average Class A Common Stock closing price over the 30-day period prior to the grant date. As a result, each of Mr. Mercier and Mses. Bayern and Blazewicz were awarded RSUs covering 155,793, 903,426 and 903,426 shares of Class A Common Stock, respectively. As discussed above, each of Ms. Nabi and Messrs. Terisse and von Bretten did not receive an equity award under the annual grant pool. Messrs. Terisse, and von Bretten each received awards of 692,952 RSUs in June 2020, and Ms. Nabi was awarded 30,000,000 RSUs in June 2021. In connection with his service as a director in fiscal 2021, Mr. Harf was awarded 45,000 RSUs under the Company’s Amended and Restated Stock Program for Directors. The specific awards for the NEOs are shown in the table under the heading “Fiscal Year 2021 Grants of Plan-Based Awards”. When dividends on our Class A Common Stock are paid, dividend equivalent rights are accrued on the RSUs and are paid in cash upon vesting; the Board suspended the payment of dividends on our Class A Common Stock in April 2020.
Changes to Compensation Philosophy for 2022
Due to the continuing impact of the pandemic in certain regions and related uncertainty, as well as the ongoing transformation program, the Board recognized a need to review the compensation program to retain and attract key talent. As a result, the Company revised its compensation structure for fiscal year 2022. The 2022 program is still based on two components: annual salary and an annual incentive award, with the following highlights:
•All grants in RSUs, The ELTIP will no longer give the option to receive the award in cash or RSUs; all grants will be in RSUs.
•Vesting changes. In order to achieve a vesting schedule that blends the vesting attributes from the US and global employment markets, the vesting timeline for the ELTIP awards will change from one-third each year to 25% after the 1st anniversary, 25% after the 2nd anniversary, and 50% after the 3rd anniversary.
•APP reinstated. The APP cash bonus program will resume for fiscal year 2022, however there will be changes to the applicable metrics and targets. For 2022 only, there will be a unique bonus grid applicable to all of Coty Inc., instead of grids for each division. There will be different targets for each semester (H1 and H2). The H1 bonus will be based on H1 targets and H2 bonus will be based on full fiscal-year targets. The target grid will be based on three metrics with Net Revenue, Adjusted EBITDA and Net Debt. The target factors are expected to include a ‘people performance factor’ principle, in order to emphasize the importance of human capital management. Members of the Executive Committee are expected to continue to be ineligible for APP bonus awards.
Additional Executive Compensation Information
We believe our NEO compensation program follows best practices with respect to corporate governance and risk management, and includes the following principles:

Stock ownership and retention guidelines. As described above, we strongly believe in encouraging stock ownership by our NEOs and have adopted stock ownership guidelines that apply to our executives and directors for so long as they serve as executives or directors. These guidelines provide that, after a five-year phase-in period, the Chief Executive Officer and the other members of the Executive Committee should invest in our shares in an amount equal to or exceeding a multiple of five and three times their annual base salary, respectively, and, in the case of our non-employee directors, three times his or her annual cash retainer. If a participant fails to achieve initial compliance within the phase-in period, the RNC may decide that the participant is ineligible to receive equity grants until the guidelines are met. Although the phase-in period has not concluded, a majority of executives and directors subject to these guidelines have achieved initial compliance, and for those who have not, there is no reason to believe that they will not be in compliance.
Hedging transactions prohibited. Our insider trading policy prohibits directors, officers and employees from engaging in short sales, derivatives trading and hedging involving our securities.
No tax gross-ups. Any personal income taxes due as a result of compensation and/or perquisites, other than reimbursement for children’s schooling fees, are generally the responsibility of the NEOs. We do not provide tax gross-ups for golden parachute excise taxes.
Incentives do not encourage excessive risk taking. We believe that our compensation program does not contain features that could potentially encourage excessive risk taking. In addition, we continue to utilize multiple performance measures under the APP to reduce the risk of over concentration on a single business or financial metric. Our stock options, RSUs and other equity granted to or purchased by our NEOs generally vest over a five-year graded period tied to continued employment with the Company, and management has sizable unvested stock positions relative to their income, which together encourage focus on the long-term value of our stock, aligns management’s and stockholders’ interests and discourages excessive risk taking to optimize short-term and non-sustainable performance.
No backdating or repricing of stock options. In fiscal year 2021, the annual equity grants were made in October 2020. Equity awards, including stock options, are never backdated. In addition, our equity incentive plans prohibit repricing of stock options and issuing stock options at below-market exercise prices, unless otherwise approved by our stockholders.
Independent external experts engaged for executive compensation information. Each year since fiscal year 2010, the RNC has engaged an independent external expert to provide information with respect to executive compensation.
Limited perquisites. NEO perquisites are reasonable and generally represent no more than 3.0% of each NEO’s total target compensation. See “Other Benefits and Perquisites”, below.
Double-trigger equity vesting upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including the ELTIP and the Executive Ownership Programs, require a “double-trigger”, which means that accelerated vesting of equity awards issued under the ELTIP will only occur upon a termination of employment in connection with a change in control and not simply as a result of the completion of a change in control transaction; provided, however, that for the Series Preferred Stock granted under Elite and the Series Preferred Stock and Stock Options granted in 2017 that were subject to performance thresholds (“Performance Preferred Stock” and “Performance Options”, respectively), the change in control must occur after the first anniversary of the original issue date in order for accelerated vesting to apply. Upon the occurrence of such events, the award vests in full.
Claw-Back Policy. Under our Claw-Back Policy, adopted in fiscal 2020, we may recoup incentive compensation paid to an executive officer in the event an accounting restatement occurs as a result of material non-compliance under any financial reporting requirements. If the restated results would have afforded a lower incentive payout, the Board may, in its discretion, seek reimbursement of the difference for the three-year period preceding the restated period. Recoupment can include cancellation of unvested equity awards.

Competitive Compensation and Peer Group Rationale
In establishing compensation for our NEOs, we consider the compensation practices, structures and terms (such as the length and nature of applicable vesting periods and the mix of performance-vested and time-vested awards) of the Compensation Peer Group. We consider these practices to determine the competitiveness of individual compensation elements and total compensation of our NEOs. We seek to structure the forms and mix of our executive compensation program in a manner generally consistent with our peers and so that target total direct NEO compensation is at or around the median of the Compensation Peer Group and provides the NEOs the opportunity to earn higher total direct compensation based on exceptional performance in order to attract and retain talent. Individual pay to NEOs varies in accordance with experience, individual and collective performance and other factors determined by the RNC. Actual total direct compensation reported may also vary due to currency fluctuations.
The Compensation Peer Group consists of companies that compete directly with us for executive talent and compete with us in the marketplace for business and investment opportunities.
The RNC periodically reviews the companies included in the Compensation Peer Group. Our Compensation Peer Group used for compensation decisions early in fiscal year 2021 included the following companies:

Avon Products, Inc.	LVMH Moet Hennessy - Louis Vuitton SE
The Clorox Company	L’Oreal
Beiersdorf	The Procter and Gamble Company
Colgate-Palmolive Company	Revlon, Inc.
The Estée Lauder Company, Inc.	Unilever PLC
Henkel AG & Co. KGaA
The Compensation Peer Group included companies with a broad range of annual revenues, with a median of approximately $15.7 billion. Benchmarking of compensation was size adjusted to reflect our estimated annual net revenues of approximately $7.9 billion (inclusive of the Wella Business) in fiscal year 2021. In June 2021, the RNC reviewed the Compensation Peer Group and determined to add Johnson & Johnson, which has a consumer health division, since their current businesses were viewed as more appropriate peers. This revised Compensation Peer Group will be used for compensation considerations for the fiscal year ending June 30, 2022.
Other Benefits and Perquisites
General. In general, our NEOs participate in the same benefit plans generally available to our employees in the home country in which the NEO resides. These benefit plans include health insurance, life insurance and disability coverage. NEOs receive the same coverage as the rest of our employees, with the exception of healthcare coverage that is provided through a specific international health insurance plan.
Perquisites. We provide NEOs with reasonable perquisites on an individual basis. The perquisites generally include car allowances to the extent deemed necessary for business purposes and relocation assistance. Perquisites generally represented no more than 3.0% of each NEO’s total compensation. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table.
Retirement Plans. We provide retirement benefits to our NEOs in the United States and other relevant countries through our local retirement plans.
Potential Payments upon Termination of Employment. The employment agreements with our NEOs and our compensation plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. There are no tax gross-ups provided in connection with these payments or incremental benefits. These payments and incremental benefits are discussed in “—Potential Payments upon Termination or Change-in-Control”.

Employment Agreements
We have entered into employment agreements with each of our NEOs. The employment agreements are described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.
Tax and Accounting Implications
The exemption excluding certain performance-based compensation from the deductions limits under Section 162(m) of the Internal Revenue Code for compensation paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) was eliminated, effective for taxable years beginning after December 31, 2017. Therefore, compensation paid to our covered executive officers in excess of $1,000,000 would not be deductible unless it is payable pursuant to a legally binding arrangement in place as of November 2, 2017 under which, prior to the change in tax law, the compensation would have been deductible.
Our compensation programs are intended to maximize the deductibility of the compensation paid to our NEOs to the extent that we determine deductions are available, particularly in the United States, and in our best interests and to further advance organizational growth while providing competitive compensation.
While the RNC is mindful of the potential benefit to the Company of the full deductibility of compensation, the committee believes that the Company should maintain the flexibility to compensate our NEOs in a manner that can best promote the Company’s objectives. The RNC intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and its stockholders.
Independent External Experts Engaged by the Remuneration and Nomination Committee
The RNC has engaged independent external experts to provide information with respect to our executive compensation.
The independent external expert reports directly to the RNC, with input from certain members of senior management. All decisions with respect to the amount and form of NEO compensation under our executive compensation programs are made solely by the RNC and may reflect factors and considerations other than the information provided by the independent external expert.
In fiscal year 2021, the RNC engaged Willis Towers Watson to provide information regarding competitive compensation peer group and compensation benchmarking data for NEO’s and executive-level positions, as well as information about market practices for equity compensation and plan governance. The RNC assessed the independence of Willis Towers Watson and concluded that Willis Towers Watson is independent and no conflict of interest exists that would prevent Willis Towers Watson from providing this information to the RNC.
In addition, in fiscal year 2021, a special committee of the Board engaged Korn Ferry to review and provide observations on the proposed compensation offer for the role of CEO. The special committee assessed the independence of Korn Ferry and concluded that Korn Ferry is independent and no conflict of interest exists that would prevent Korn Ferry from providing this information to the special committee of the Board.
Role of “Say-on-Pay” Advisory Vote on Executive Compensation
We provided stockholders a “Say-on-Pay” advisory vote on the compensation of our NEOs in 2020 under Section 14A of the Exchange Act. At our 2020 Annual Meeting of Stockholders, approximately 83.4% of the votes cast for approval of the “Say-on-Pay” advisory vote. Our Say on Pay votes have averaged 90.6% support for the last seven years. We believe these results indicate that our shareholders are generally supportive of our compensation program.
The RNC carefully evaluated the results of the 2020 advisory vote. The RNC also considers many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the RNC’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the RNC’s fiduciary duty to act in stockholders’ best interests. After weighing these factors, the RNC did not make significant changes to our 2021 executive compensation program and policies as a result of the 2020 “Say-on-Pay” advisory vote, and instead we undertook a comprehensive re-assessment of our executive compensation principles for implementation in fiscal 2021.

It has been our long-standing practice to engage with our stockholders throughout the year so that management and the Board can better understand stockholder perspectives on topics like executive compensation, diversity and sustainability, among others. As reflected in the say-on-pay results, some shareholders have expressed concerns regarding the alignment of pay and performance, as well as executive severance practices. We will continue to reach out to investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our executives and as we implement our 2021 executive compensation program.
REMUNERATION AND NOMINATION COMMITTEE REPORT
The Remuneration and Nomination Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (this “CD&A”) with management and based on such review and discussions has recommended to the Board of Directors of the Company that this CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders.
The Remuneration and Nomination Committee
Beatrice Ballini, Chair
Maria Asuncion Aramburuzabala Larregui
Johannes Huth
Erhard Schoewel

Summary Compensation Table
The following table sets forth information regarding fiscal year 2019, 2020 and 2021 compensation for our NEOs. Columns otherwise required by SEC rules are omitted where there is no amount to report.

Name & Title*	Fiscal Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(1)(6)	Total Compensation ($)(1)
Sue Nabi, Chief Executive Officer	2021	3,549,000	—	280,200,000	—	—	42,455	283,791,455
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Laurent Mercier, Chief Financial Officer	2021	495,982	95,583	499,999	—	—	74,744	1,178,725
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Kristin Blazewicz, Chief Legal Officer	2021	752,792	120,000	2,899,997	—	—	55,289	3,828,079
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Anna von Bayern, Chief Corporate Affairs Officer	2021	567,684	136,547	2,899,997	—	—	13,370	3,617,599
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Gordon von Bretten, Chief Trans-formation Officer	2021	1,641,643	953,990	—	—	—	72,656	2,668,289
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Pierre-André Terisse, Former Chief Operating Officer and Chief Financial Officer	2021	1,533,471	—	—	—	—	127,949	1,661,420
	2020	869,061	—	10,148,192	336,000	3,482,847	119,640.00	14,955,740
	2019	323,310	—	2,909,611	2,030,679	58,082	10,900	5,332,582

Peter Harf, Former Interim Chief Executive Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

*	See “Compensation Discussion and Analysis — Overview” for each NEO’s period of service. On September 1, 2020, Sue Y. Nabi commenced her service as the Company’s Chief Executive Officer.

(1)
Messrs. Harf was compensated during fiscal year 2020 and 2021 only in his capacity as Chairman of the Board. His compensation for his service in that capacity is provided under “Director Compensation”. The salary for each of Messrs. Mercier, von Bretten, Terrise and Mses. Blazewicz and von Bayern reflects the amount of their annual salary paid in fiscal year 2021 during their periods of service to the Company. The salary for Ms. Nabi was earned over the period and will be paid in fiscal year 2022. The salary paid to Mr. Mercier reflects salary increases during the course of the year in light of his changed responsibilities. Mses. Nabi and von Bayern and Messrs. Mercier, von Bretten and Terrise were paid in Euros. Ms. Blazewicz was paid in Euros in 2020, and in 2021, for part of the year in Euros and part of the year in U.S. dollars. Exchange rates for fiscal year 2021 compensation are calculated using the average monthly exchange rate during the fiscal year.

(2)
For a discussion of the sign-on cash bonus awards to certain NEOs in fiscal year 2021, see “Compensation Discussion and Analysis—Fiscal Year 2021 Compensation Decisions and Structure—Base Salary and Target Incentive Compensation Determinations—2021 Decisions Relating to Salary”. For Mr. Mercier, reflects a loyalty bonus paid in fiscal year 2021.

(3)
Amounts represent the grant date fair value of the RSUs granted in each year, in each case calculated in accordance with FASB ASC Topic 718. See Note 24, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for certain assumptions used to calculate the valuation.

(4)
For fiscal year 2020, amounts represent the grant date fair value of additional Elite Stock Options awarded under the ELTIP to Mr. Terisse to address the impact of the announcement of the 2019 JAB Tender Offer. Awards pursuant to the Elite program were issued pursuant to the NEO’s attainment of a minimum ownership level of Class A Common Stock. Amounts in each case are calculated in accordance with FASB ASC Topic 718. See Note 24, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for certain assumptions used to calculate the valuation. Mr. Terisse forfeited a portion of the award of additional Elite Stock Options for failure to reach his respective minimum ownership levels of Class A Common Stock under the Elite Program. Mr. Terisse forfeited these awards upon his termination.

(5)
Amounts represent (a) cash awards under the APP half of which were paid in April 2020 with the remainder paid in October 2020 with respect to fiscal year 2020 performance and (b) for Mr. Terisse, a bonus payment related to entering into the Wella Transaction.

(6)
Amounts shown in the All Other Compensation column for fiscal year 2021 include the following:
(a) For Mr. Terisse, a mobility allowance in the Netherlands in the amount of $28,675; cash payments in the amount of $72,547 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; reimbursement for tax services in the amount of $26,727;
(b) For Ms. Nabi, employer contributions to the international healthcare plan for executives in the amount of $4,928 and reimbursement of tax services in the amount of $37,527;
(c) For Mr. Mercier, a mobility allowance in the Netherlands in the amount of $20,789, employer contributions to the international healthcare plan for executives in the amount of $3,752; cash payments in the amount of $46,457 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; and reimbursement for tax services in the amount of $3,746;
(d) For Ms. Blazewicz, a mobility allowance in the Netherlands in the amount of $9,558; employer contributions of $23,169 under the Company’s 401(k) Savings Plan, a defined contribution plan; cash payments in the amount of $11,995 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance” and reimbursement for tax services in the amount of $12,956;
(e) For Ms. von Bayern, a car allowance in the amount of $13,116 and employer contributions to a supplemental accident insurance plan in the amount of $250; and
(g) For Mr. von Bretten, cash payments in the amount of $62,485 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; and reimbursement for tax services in the amount of $10,171.

Fiscal Year 2021 Grants of Plan-Based Awards
The following table and footnotes provide information on all grants of plan-based compensation under the Company’s plans made to NEOs during fiscal year 2021.

Name	Grant Date	Estimated Future Payments under Non-Equity Incentive Plan Awards (1) ($)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Minimum	Target	Maximum
Sue Nabi	06/30/2021	—	—	—	30,000,000	—	—	280,200,000
Laurent Mercier	10/19/2020	—	—	—	155,763	—	—	499,999
Kristin Blazewicz	10/19/2020	—	—	—	903,426	—	—	2,899,997
Anna von Bayern	10/19/2020	—	—	—	903,426	—	—	2,899,997
Gordon von Bretten	—	—	—	—	—	—	—	—
Pierre-André Terisse	—	—	—	—	—	—	—	—
Peter Harf	11/15/2020	—	—	—	45,000	—	—	215,550

(1)	Represents (a) the range of possible payments under the APP based on each NEO’s base salary and APP target during the performance period. The APP was suspended during fiscal 2021.
(2)
Represents (a) the annual long-term incentive compensation awards of RSUs under the ELTIP on October 19, 2020, vesting in equal installments over three years, subject to certain vesting conditions and exceptions; and (b) an award for Ms. Nabi on June 30, 2021 of 30,000,000 RSUs, vesting in equal installments over three years, subject to certain vesting conditions and exceptions, and (c) an award to Mr. Harf for his service as a director. See “Compensation Discussion and Analysis — Fiscal Year 2021 Compensation Decisions and Structure — Fiscal Year 2021 Long-Term Equity Compensation”.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The material terms of each NEO’s current employment arrangements are described below and under “Potential Payments upon Termination or Change-in-Control—Certain Additional Payments”, below:
Sue Nabi. Under her employment agreement, Ms. Nabi is our Chief Executive Officer. The employment agreement provides that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. Nabi is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. Nabi did not receive any additional compensation for her service as a director. Ms. Nabi agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following her employment with the Company.
Peter Harf. Mr. Harf did not enter into an employment agreement with the Company for the period during which he served as Interim Chief Executive Officer.
Laurent Mercier. Under his employment agreement, Mr. Mercier has been our Chief Financial Officer since February 15, 2021. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards are reviewed and set by the Board or a committee thereof. Mr. Mercier is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Mercier agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for six months following his employment with the Company.

Pierre-André Terisse. Under his employment agreement, Mr. Terisse served as our Chief Financial Officer until February 15, 2021. The employment agreement provided that his base salary, bonus opportunities and long-term incentive awards were reviewed and set by the Board or a committee thereof. Mr. Terisse was entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. On December 8, 2020, Mr. Terisse, resigned his position as Chief Financial Officer effective on February 15, 2021. On December 8, 2020, Coty Management B.V. entered into a settlement agreement with Mr. Terisse (“Settlement Agreement”) in connection with his resignation under which Mr. Terisse will continue his employment during a transition period from February 16, 2021 until the earlier of his last day of employment or February 1, 2022 (“Termination Date”) and will receive fixed remuneration and benefits in kind until the Termination Date. Under the original employment agreement, Mr. Terisse agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for six months following his employment with the Company. Under the Settlement Agreement, these covenants will remain in full force up to and after the Termination Date, or, if earlier the last day of the employment, in accordance with their terms and with certain exclusions as agreed upon between Mr. Terisse and the Company.
Kristin Blazewicz. Under her employment agreement, Ms. Blazewicz is our Chief Legal Officer and General Counsel. The employment agreement provided that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. Blazewicz is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. Blazewicz agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for six months following her employment with the Company.
Anna von Bayern. Under her employment agreement, Ms. von Bayern is our Chief Corporate Affairs Officer. The employment agreement provided that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. von Bayern is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. von Bayern agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for 12 months following her employment with the Company.
Gordon von Bretten. Under his employment agreement, Mr. von Bretten is our Chief Transformation Officer. The employment agreement provided that his base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Mr. von Bretten was entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. von Bretten agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for 12 months following his employment with the Company.
    Grants of Plan-Based Awards: Annual Incentive Compensation Awards under our APP and Equity Awards
APP awards, Wella Transaction-based awards and annual equity awards are described and calculated as set forth above in “Compensation Discussion and Analysis—Fiscal Year 2021 Compensation Decisions and Structure” and “—Fiscal Year 2021 Compensation Determinations”.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table shows outstanding equity awards held by the NEOs as of June 30, 2021, the last day of our fiscal year. The market value of the shares of unvested RSUs is determined by multiplying the number of outstanding awards by $9.34, which was the closing price of our Class A Common Stock on June 30, 2021, the last trading day of our fiscal year. The market value does not reflect, nor in any way assures, that the amounts will correspond to the actual value that will be recognized by the NEOs upon vesting.

NEO	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Sue Nabi						30,000,000	(2)	280,200,000

						155,763	(3)	1,454,826
						26,666	(4)	249,060
Laurent Mercier						23,492	(5)	219,415
						6,442	(6)	60,168

Kristin Blazewicz						903,426	(3)	8,437,999

Anna von Bayern						903,426	(3)	8,437,999

Gordon von Bretten						461,968	(7)	4,314,781

Pierre-André Terisse(8)						—		—

Peter Harf						117,657	(9)	1,098,916

(1)	Unless otherwise indicated, each of the Options and matching Elite Stock Options under the ELTIP described in this table expires after ten years and vests on the fifth anniversary of the grant date, subject to certain vesting conditions.
(2)	Represents RSUs granted under the ELTIP to Ms. Nabi on June 30, 2020 that vest in three equal installments on August 31, 2021, August 31, 2022 and August 31, 2023, subject to certain vesting conditions.
(3)	Represents RSUs granted under the ELTIP on October 19, 2020 that vest in three equal annual installments on the first, second and third anniversary of the grant date, subject to certain vesting conditions.
(4)	Represents RSUs granted under the ELTIP on November 14, 2019 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(5)	Represents RSUs granted under the ELTIP on September 4, 2018 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(6)	Represents RSUs granted under the ELTIP on September 7, 2017 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(7)
Represents RSUs granted under the ELTIP on June 5, 2020 that vest in three equal annual installments from the date of grant, subject to Mr. von Bretten’s continued employment through each such vesting date, and certain other restrictions and vesting conditions (including accelerated vesting of a portion of such award upon a termination (other than for cause) during certain periods prior to December 2021).

(8)	In connection with Mr.Terisse ceasing to provide services to the Company, at the end of his term of employment, Mr. Terisse forfeited 383,330 RSUs granted on November 14, 2019, June 14, 2019 and February 15, 2019, and 692,952 restricted stock units granted on June 5, 2020, with an aggregate value of $7,297,192 based on the closing Class A Common Stock price on February 12, 2021 of $6.78 per share.
(9)	Represents RSUs granted to Mr. Harf in his capacity as a director. For information on these awards, refer to “Director Compensation”.
Fiscal Year 2021 Option Exercises and Stock Vested
The following table provides information about the NEO’s stock awards that vested during fiscal year 2021. During fiscal year 2021 our NEOs did not exercise any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting #	Value Realized on Vesting ($)
Sue Nabi	—	—
Laurent Mercier	9,661	74,873
Kristin Blazewicz	—	—
Anna von Bayern	—	—
Gordon von Bretten	230,984	2,016,490
Pierre-Andre Terisse	984,252	6,879,921
Peter Harf	10,000	47,900

Pension Benefits
We do not administer any pension programs that provide our NEOs with additional benefits from those offered to our other employees.
Potential Payments upon Termination or Change-in-Control
We have entered into employment agreements and related Confidentiality, Non-Competition, and Non-Solicitation Agreements with each of our NEOs, other than Mr. Harf, and maintain certain incentive, equity and benefit plans in which our NEOs participate. These agreements and plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. These payments and benefits are described below. Under these circumstances, Mr. Harf would only be entitled to receive his entitlements as a director, described above.
Payments under the APP
Under the APP, if an NEO’s employment is terminated during the fiscal year by reason of retirement, disability or death, a prorated award for that fiscal year may be paid under the APP. If the NEO’s employment is terminated for any reason other than retirement, disability or death, unless otherwise provided in the applicable employment or termination agreement, no award for the fiscal year in which an NEO’s employment is terminated is paid under the APP.
Equity Awards under the ELTIP: RSUs, Restricted Stock, Options, Matching Elite Stock Options and Series A-1 Preferred Stock
Treatment upon termination due to death, disability or retirement. A pro rata portion of all unvested Stock Options, unvested matching Elite Stock Options, unvested RSUs and unvested Series A-1 Preferred Stock will vest on a pro rata basis in the event that the NEO’s employment is terminated due to death, disability or retirement. The pro rata amount is based on the number of days that have passed since the applicable award was granted. In the case of awards with the graded vesting schedule discussed above, other than the Series A-1 Preferred Stock, the pro rata portion of the unvested award will equal the number of unvested RSUs (or other award) that would have become vested at the next scheduled vesting date multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date, or the most recent vesting date, as applicable, to the date employment terminated, and the denominator of which is the number of days between the grant date or the most recent vesting date, as applicable, and the next scheduled vesting date for such portion of the award. In the case of the Series A-1 Preferred Stock, the pro rata portion of the unvested award will equal the number of unvested shares multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date and the denominator of which is 1,825.
Treatment upon termination for any reason other than retirement, death or disability (not following a change in control). All unvested Stock Options, unvested matching Elite Stock Options, unvested RSUs and Series Preferred Stock will be forfeited and canceled pursuant to their terms.
Treatment upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or accelerated vesting in connection with a change in the control of the Company, including the ELTIP and Elite, require a “double-trigger”; provided, however, that for the Series Preferred Stock granted under Elite and the Performance Preferred Stock and Performance Options, the change in control must occur after the first anniversary of the original issue date in order for accelerated vesting to apply. Upon the occurrence of such events, the equity award vests in full.
Certain Additional Payments
Unless specified below, each NEO would not be entitled to any additional payments upon termination of his or her employment for any reason or a change in control, except for payments provided for under the APP and accelerated vesting under the ELTIP.
•Ms. Nabi is entitled to six months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, and monthly payments equal to her base salary for a period of six months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement.
•Mr. Mercier is entitled to six months’ notice of a termination of his employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which he would have been entitled during the notice period, and monthly payments equal to his base salary for a period of six months in consideration of his non-competition and non-solicitation obligations in the event of the termination of his employment agreement.
•Ms. Blazewicz is entitled to three months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, monthly payments equal to her base salary for a period of six months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement, and a severance payment equal to her base salary for a period of 12 months.
•Ms. von Bayern is entitled to six months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, and monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement.
•Mr. von Bretten is entitled to six months’ notice of a termination of his employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which he would have been entitled during the notice period, and monthly payments equal to his base salary for a period of 12 months in consideration of his non-competition and non-solicitation obligations in the event of the termination of his employment agreement. As described above, Mr. von Bretten is also entitled to the accelerated vesting of a portion of his sign-on RSUs upon a termination that occurs in certain periods prior to December 2021.
•Pursuant to the terms of his separation agreement, Mr. Terisse is entitled to monthly payments equal to his base salary during the period from February 16, 2020 through February 1, 2022, as long as he is compliance with the applicable non-competition and non-solicitation obligations.

Effect of Section 409A on Timing of Payments and Equity Awards
Any amounts that are not exempt from Section 409A are subject to the required six-month delay in payment after termination of service if the NEO is a “specified employee” for purposes of Section 409A at the time of termination of employment. Amounts that otherwise would have been paid during the six-month delay will be paid in a lump sum on the first day after the delay period expires.
Potential Payments in the Event of Termination of Employment at the End of Our Last Fiscal Year
The following table sets forth the estimated incremental payments and benefits that would have been received by each NEO if employment had been terminated or upon a change in control on June 30, 2021. Amounts received due to accelerated vesting of equity awards were calculated using the closing price of our Class A Common Stock as of June 30, 2021, the last trading day of the fiscal year, which was $9.34. Exchange rates are calculated using the average monthly exchange rate during the fiscal year.

Name		Resignation with Good Reason	Termination without Cause	Termination for Cause	Resignation without Good Reason	Disability, Retirement or Death	Change in Control	Resignation with Good Reason or Termination without Cause after Change in Control (1)
Sue Nabi	(2)	$99,323,213	$1,792,174	$—	$—	$93,400,000	$—	$286,123,213
Laurent Mercier	(3)	$597,391	$597,391	$—	$—	$459,612	$—	$2,580,862
Kristin Blazewicz	(4)	$1,312,500	$1,312,500	$—	$—	$1,174,384	$—	$9,750,499
Anna von Bayern	(5)	$896,087	$896,087	$—	$—	$1,174,384	$—	$9,334,086
Gordon von Bretten	(6)	$2,932,573	$2,932,573	$—	$—	$922,054	$—	$6,998,354
Pierre-André Terisse	(7)	$10,659,163	$10,659,163	$—	$—	$—	$—	$—

(1)	Incremental payments represented in this column do not include any payments reported in the column labeled “Change in Control” that the NEO is entitled to receive pursuant to such change in control.
(2)
Reflects Ms. Nabi’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of her unvested equity awards pursuant to the terms of the awards.

(3)
Reflects Mr. Mercier’s entitlement, in the event that his employment agreement is terminated, (a) to monthly payments equal to his base salary for a period of six months in consideration of his non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of his unvested equity awards pursuant to the terms of the awards.

(4)	Reflects Ms. Blazewicz’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of six months in consideration of her non-competition obligations thereunder; (b) a severance payment pursuant to her employment agreement equal to her salary for a period of 12 months; (c) an applicable notice period of three months (or payment in lieu thereof) and (d) applicable vesting of her unvested equity awards pursuant to the terms of the awards.
(5)	Reflects Ms. von Bayern’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of her unvested equity awards pursuant to the terms of the awards.

(6)	Reflects Mr. von Bretten’s entitlement, in the event that his employment agreement is terminated, (a) to monthly payments equal to his base salary for a period of 12 months in consideration of his non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of his unvested equity awards pursuant to the terms of the awards.
(7)	Represents the amount that Mr. Terisse will receive through February 1, 2022 as a result of the termination of his service to the Company pursuant to the terms of his separation agreement so long as he complies with the post-termination covenants under his employment agreement, as described above, including payments equal to his salary until February 1, 2022 and the value of the shares of Class A common stock as of June 30, 2020 that he received upon the accelerated vesting of his Wella Transaction RSU award.
Chief Executive Officer Pay Ratio
The fiscal year 2021 total compensation of Sue Y. Nabi, who serves as our Chief Executive Officer as of September 1, 2020, on an annualized basis, would be $283,791,455, which includes her full annual salary and the value of a one-time sign-on award of 30,000,000 RSUs which will vest and settle in 10,000,000 shares of the Company’s Class A Common Stock on each vesting date of August 31, 2021, August 31, 2022 and August 31, 2023. In light of the one-time sign-on award, Ms. Nabi is not eligible to participate in the annual cash incentive program (APP) and is not entitled to receive any additional grants pursuant to the ELTIP. The fiscal year 2021 total compensation of the Company’s median employee, based on compensation of all our U.S. and non-U.S. employees who were employed as of April 2, 2021, other than Ms. Nabi, was $47,724. The ratio of these amounts (our “Pay Ratio”) in fiscal year 2021 was 5,947 to 1. Excluding the one-time sign-on award in connection with Ms. Nabi’s appointment as the Company’s Chief Executive Officer as of September 1, 2020, Ms. Nabi’s fiscal year 2021 annualized total compensation would be $3,591,455 and the Pay Ratio would be 75 to 1.
To identify our median employee for fiscal year 2021, we used the same approach and methodology we used in 2019 and 2020 to identify the Company’s median employee. We included all full-time, part-time, temporary and seasonal employees in 35 countries globally and did not rely on any of the permitted exemptions under the SEC rules. We utilized annualized total cash received as compiled from our payroll records to identify the median employee. The median employee identified is a different employee from the one identified for fiscal year 2019. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The AFC has the sole authority to appoint, retain or terminate our independent registered public accounting firm and to approve the compensation of our independent registered public accounting firm. The AFC has retained Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2022 to audit our consolidated financial statements. Deloitte has audited our financial statements each fiscal year since 1995.
The AFC monitors the independence and performance of our independent registered public accounting firm and internal audit department. By engaging in this process, the AFC is able to evaluate the quality and efficiency of the services provided by the auditor, in addition to the auditor’s technical expertise and knowledge of our operations and industry. The AFC and management consider Deloitte to be well qualified and strongly believe the continued retention of Deloitte is in our best interest and the best interests of our stockholders.
As a matter of corporate governance, the AFC submits its selection of Deloitte as our independent registered public accounting firm for the year ending June 30, 2022 to the stockholders for ratification. In the event that the stockholders should not ratify the appointment of Deloitte, the AFC will reconsider the appointment.

One or more representatives of Deloitte will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Proposal: Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2022.
Recommendation: The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2022.
Vote Required: Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast.
AUDIT FEES AND OTHER FEES
The following table shows the fees we paid (or will pay) for audit and other services provided by Deloitte for fiscal year 2021 and 2020:

Fee Type	Fiscal Year 2021 (in thousands)	Fiscal Year 2020 (in thousands)
Audit Fees (1)	$10,854	$10,916
Audit-Related Fees (2)	271	187
Tax Fees (3)	1,395	2,943
All Other Fees(4)	—	102
Total	$12,520	$14,148

(1)	This category represents the fees associated with the annual audit, the audit of internal control over financial reporting, international statutory audit requirements and regulatory filings.
(2)	This category includes fees paid for professional services associated with support related to certifications performed for statutory requirements.
(3)	For 2021, this category represents the fees for tax compliance services. For 2020, this category represents the fees for tax-related services, including tax compliance, tax advice, and tax planning.
(4)	This category represents all other fees that are not included in the above categories, and represents primarily fees paid for benchmarking related to management compensation arrangements as well as an assessment of advertising effectiveness and assistance and advice on statutory requirements and governance matters.
Pre-Approval Policies and Procedures
In accordance with the rules promulgated by the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board, the AFC pre-approves all services, audit and non-audit, provided to the Company by its independent registered public accounting firm.
The AFC has adopted a policy for the pre-approval of services provided by Deloitte. For each proposed service, Deloitte is required to provide detailed supporting documentation in advance of the pre-approval to permit the AFC to make an appropriate determination as to whether the provision of such services would impair auditor independence. Pursuant to this policy, the AFC has delegated to the AFC chair pre-approval authority subject to specified limits.
All services performed by Deloitte as our independent registered public accounting firm for fiscal year 2021 and 2020 were pre-approved by the AFC.
AUDIT AND FINANCE COMMITTEE REPORT
The following report summarizes the AFC’s actions during fiscal year 2021. This report shall not be deemed to be incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Exchange Act or the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
In accordance with its written charter, the AFC assists the Board by overseeing and monitoring:

1.the integrity of the Company’s financial statements;
2.the Company’s compliance with legal and regulatory requirements;
3.the independent registered public accounting firm’s qualifications and independence; and
4.the performance of the Company’s internal control function, its system of internal and disclosure controls, and the independent registered public accounting firm.
The members of the AFC meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.
During fiscal year 2021, the AFC met eight times.
The AFC reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2021 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation of the Company’s financial statements, and the independent registered public accounting firm is responsible for conducting an audit of such financial statements.
The AFC has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the AFC concerning independence, has discussed the independence of the independent registered public accounting firm with the independent registered public accounting firm and has satisfied itself as to the independent registered public accounting firm’s independence.
The AFC reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks. The AFC also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.
The AFC discussed and reviewed with the independent registered public accounting firm all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The AFC discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the AFC recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended June 30, 2021 for filing with the SEC. The AFC also recommended the appointment of the independent registered public accounting firm.
The Audit and Finance Committee of the Board of Directors
    Robert Singer, Chair
    Isabelle Parize
Erhard Schoewel

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
In accordance with Rule 14a-8 under the Exchange Act, as amended (“Rule 14a-8”), proposals to be considered for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us at our principal executive offices on or before May 24, 2022. Proposals must comply with the procedures and requirements set forth in Rule 14a-8 and will not be effective otherwise.

In accordance with our Bylaws, director nominations and other business to be brought before the 2021 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must be received in writing by us at our principal executive offices located at 350 Fifth Avenue, New York, New York 10118, no earlier than the close of business on July 7, 2022 and no later than the close of business on August 6, 2022. Proposals must comply with the procedures and requirements set forth in our Bylaws. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2022 Annual Meeting of Stockholders and the proposal fails to comply with the advance notice procedures set forth in our Bylaws, our proxy confers discretionary authority on the persons being appointed as proxies on behalf of our Board to vote on the proposal.
Proposals should be submitted in writing to Corporate Secretary, Coty Inc., 350 Fifth Avenue, New York, New York 10118.
OTHER MATTERS
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for consideration at the Annual Meeting other than the items set forth in the notice of Annual Meeting above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board, in absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors,

Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary

COTY

COTY INC.
350 FIFTH AVENUE
NEW YORK, NY 10118

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/coty2021**

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D59915-P60241

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

COTY INC.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Beatrice Ballini
02) Joachim Creus
03) Nancy G. Ford
04) Olivier Goudet
05) Peter Harf
06) Johannes P. Huth
07) Mariasun Aramburuzabala Larregui
08) Anna Adeola Makanju
09) Sue Y. Nabi
10) Isabelle Parize
11) Erhard Schoewel
12) Robert Singer
13) Justine Tan

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and the Proxy Card are available at www.proxyvote.com.

D59916-P60241

COTY INC.
Annual Meeting of Stockholders
November 4, 2021 8:30 A.M., ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kristin Blazewicz and Sue Y. Nabi, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock including shares of Series B Convertible Preferred Stock as-converted into Class A Common Stock of COTY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., ET on November 4, 2021, at www.virtualshareholdermeeting.com/coty2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side